UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Verisk Analytics, Inc.

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Verisk
Notice of
2021 Annual
Meeting of
Shareholders
and Proxy Statement

Notice of 2021 Annual Meeting of Shareholders

When:	May 19, 2021, 8:00 am, ET

Where:	Virtual-only meeting at: www.virtualshareholdermeeting.com/VRSK2021

April 2, 2021

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Wednesday, May 19, 2021, at 8:00 am ET, in a virtual format as a live audio webcast that can be accessed at www.virtualshareholdermeeting.com/VRSK2021, to:

•	elect four (4) members of the Board of Directors;

•	approve the compensation of the Company’s named executive officers on an advisory, non-binding basis (“say-on-pay”);

•	approve the Verisk Analytics, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”);

•	ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2021; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis, the approval of the 2021 Equity Incentive Plan and the ratification of the appointment of the auditor.

We are pleased to take advantage of the SEC rule allowing companies to furnish proxy materials via the Internet. We believe this notice and access process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have sent to certain of our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our annual meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP.

The Notice of Internet Availability of Proxy Materials is being sent to certain of our shareholders beginning on or about April 2, 2021. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about April 2, 2021.

Very truly yours,

Kenneth E. Thompson

Executive Vice President, General

Counsel and Corporate Secretary

                *****

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2021. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge. Please mail any written request to the attention of Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686.

Proxy Statement

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) and any adjournments or postponements thereof. We are mailing the Notice of Internet Availability of Proxy Materials on or about April 2, 2021. This Proxy Statement is being made available to our shareholders on or about April 2, 2021. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Annual Meeting Information

Date and Location

We will hold the annual meeting on Wednesday, May 19, 2021 at 8:00 AM, ET, in a virtual format as a live audio webcast rather than as an in-person event. We are shifting to a virtual format as a precautionary measure for the health and well-being of our employees, shareholders and the community in light of the COVID-19 pandemic. The virtual meeting can be accessed at www.virtualshareholdermeeting.com/VRSK2021. You will not be able to attend the Annual Meeting in person.

Admission, Voting and Submitting Questions

Only record or beneficial owners of shares of Verisk’s common stock (“Common Stock”) as of the Record Date, as defined below, or their proxies, and eligible participants of the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP, may attend the virtual annual meeting. You will be able to attend the Annual Meeting online, vote your shares online and submit questions online during the meeting by logging into the meeting website at www.virtualshareholdermeeting.com/VRSK2021, and entering the 16-digit control number found on your Notice, proxy card, or voting instruction form sent to you.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting 15 minutes in advance of the designated start time to allow time for you to log-in and test your device’s audio system.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the annual meeting (other than shares held through the ESOP). Voting at the meeting will revoke any prior votes cast.

You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits. Similar questions may be combined and answered together.

Questions regarding personal matters or matters not relevant to the meeting will not be answered. The guidelines for submitting questions, the Company stockholder list and the Proxy Materials will be available on the virtual meeting site during the meeting.

Record Date

The Record Date for the annual meeting is March 22, 2021. Record and beneficial owners may vote all shares of Common Stock they owned as of the close of business on that date. Each share of Common Stock entitles you to one vote on the election of each of the Directors nominated for election and one vote on each other matter voted on at the annual meeting. On the Record Date, 162,357,952 shares of Common Stock were outstanding. We need a quorum consisting of a majority of the shares of Common Stock outstanding on the Record Date present, in person or by proxy, to hold the annual meeting.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to many of our shareholders electronically via the Internet. On or about April 2, 2021, we are mailing to our beneficial owners (other than ESOP participants) the Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in this process enables us to save money on the cost of printing and mailing the documents to you.

Printed copies of the proxy materials are being sent to record holders of our stock and to eligible ESOP participants. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Voting Information

Record and Beneficial Owners

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered,

Verisk 2021 Proxy Statement  |  1

Voting Information

with respect to those shares, to be a stockholder of record, and our annual meeting materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting proxy or to attend the virtual meeting and vote at the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

Votes Required

Proposals for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: Electing Four Members of the Board of Directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving the Compensation of the Company’s Named Executive Officers on an Advisory, Non-binding Basis (“Say-on-Pay”)	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote	Vote against	No effect

Proposal 3: Approving the Verisk Analytics, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”)	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote	Vote against	No effect

Proposal 4: Ratifying the Appointment of Deloitte & Touche LLP as Independent Auditor for 2021	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote	Vote against	None - Brokers have discretion to vote

Votes Required to Elect Directors

In uncontested elections, each director will be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director for the director to be elected. The Company has adopted a director resignation policy providing that an incumbent director who did not receive a majority of votes cast must promptly tender his or her resignation to the Board. The Nominating Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation. If the Board decides not to accept the resignation, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. If the Board accepts the resignation, the Nominating Committee may recommend to the Board, and the Board will thereafter decide, whether to fill the resulting vacancy or to reduce the size of the Board. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Votes Required to Approve the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

The approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis requires the affirmative vote of a majority of the shares of Common

Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Approve the 2021 Equity Incentive Plan

The approval of the 2021 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Votes Required to Ratify the Auditor

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes”

You may also “abstain” from voting for the director nominees and the other proposals. Shares voting “abstain” and broker non-votes with respect to any nominee for director will have no effect on the election of directors. Shares voting “abstain” on the other proposals will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the results of the vote on the say-on-pay or equity plan proposals but both abstentions and broker non-votes will be counted as present at the annual meeting for purposes of determining a quorum.

2  |  Verisk 2021 Proxy Statement

Item 1 — Election of Directors

Our Board of Directors is divided into three classes each serving staggered terms. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation. Our Board of Directors currently consists of twelve directors and each director who is elected will be elected for a three-year term.

The nominees for election at the 2021 Annual Meeting are set forth below and will serve terms continuing until 2024. All of the director nominees are current directors of Verisk as of April 2, 2021, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size.

Board Qualifications and Diversity

We believe that each of the nominees listed below possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills.

We also believe that the Board members continuing after the 2021 Annual Meeting as a whole possess the right diversity of backgrounds, experience, qualifications and skills to oversee and address the key issues facing the Company.

Tenure

4 out of 12 are women	11 out of 12 are independent	4 new directors appointed since 2016

12 of 12
Other Company Board Experience

12 of 12
Prior or Current Executive Leadership

Verisk 2021 Proxy Statement  |  3

Item 1

Nominees for Election at the 2021 Annual Meeting

Nominees for terms continuing until 2024

Samuel G. Liss Independent Director Age 64 Committees: Finance and Investment (Chair), Audit, Executive

Samuel G. Liss has served as one of our directors since 2005. Mr. Liss is the principal of WhiteGate Partners LLC, a financial services advisory firm, and an Adjunct Professor at both Columbia University Law School and New York University Stern Graduate School of Business. Previously, Mr. Liss served as Executive Vice President and Group Business Head at The Travelers Companies, overseeing corporate business development and one of three operating divisions —Financial, Professional Lines and International Insurance. Earlier in his career, Mr. Liss was a Managing Director in the Investment Banking and the Equities divisions at Credit Suisse, working with financial and business services companies. Mr. Liss began his career in the equities division at Salomon Brothers. Mr. Liss has served on the Board of Directors of Argo Group International Holdings, Ltd., a publicly-traded company, since February 2019. Mr. Liss formerly served on the Boards of DST Systems, Inc., Ironshore, Inc. and Nuveen Investments Inc. In assessing Mr. Liss’ skills and qualifications to serve on our Board, our directors considered his management and operational experience gained as a senior executive of a global insurance business, his expertise in investment banking and the capital markets, and his Board governance experience.

Therese M. Vaughan Independent Director Age 64 Committees: Nominating and Corporate Governance (Chair), Compensation, Executive

Therese M. Vaughan has served as one of our directors since February 2013. Dr. Vaughan is currently an Executive-in-Residence at Drake University. From July 2017 to August 2019, Dr. Vaughan was the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University and from June 2014 to June 2017, Dr. Vaughan served as the Interim Dean and then the Dean of Drake’s College of Business and Public Administration. Dr. Vaughan is a leading expert in insurance regulation having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004. Dr. Vaughan is an Associate of the Society of Actuaries (ASA), a Chartered Property Casualty Underwriter (CPCU), and an Associate of the Casualty Actuarial Society (ACAS). Dr. Vaughan has served on the Boards of Directors of Wellmark Blue Cross and Blue Shield since May 2013, West Bancorporation since April 2019 and American International Group since May 2019. Dr. Vaughan has previously served on the Board of Directors of Validus Holdings, Ltd., Principal Financial Group, Inc. and Endurance Specialty Holding Ltd. In assessing Dr. Vaughan’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the insurance industry and regulatory environment gained from her experience with the National Association of Insurance Commissioners and as Commissioner of the Iowa Insurance Division.

Bruce Hansen Independent Director Age 61 Committees: Audit (Chair), Compensation, Executive

Bruce Hansen has served as one of our directors since May 2015. From 2002 to 2012, Mr. Hansen served as Chairman and CEO of ID Analytics, a company he co-founded in 2002. Prior to that, Mr. Hansen served as President of HNC Software, Inc., a publicly traded company. Mr. Hansen has also held executive roles at CASA Inc., CitiGroup, ADP and JPMorgan Chase. Mr. Hansen currently serves on the Board of Directors of MITEK Systems Inc., a publicly traded company, as well as RevSpring, Inc. and GDS Link, LLC, each a privately held company. Mr. Hansen is also an active member of the National Association of Corporate Directors. In assessing Mr. Hansen’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive of multiple data analytics businesses, as well as his experience gained by his current and past service on other public company boards.

Kathleen A. Hogenson Independent Director Age 60 Committees: Finance and Investment, Nominating and Corporate Governance

Kathleen A. Hogenson has served as one of our directors since August 2016. Ms. Hogenson is an accomplished executive and entrepreneur with more than 30 years of energy experience. Ms. Hogenson has served as the President and Chief Executive Officer of Zone Oil & Gas, LLC, a company providing advisory and valuation services in energy, since 2007. Ms. Hogenson served as President and Chief Executive Officer of Zone Energy, LLC, a company she founded in 2009 and sold in 2015. Previously, Ms. Hogenson was President of Santos USA Corporation and Vice President of exploration and production technology for Unocal Corporation. Ms. Hogenson currently serves on the Board of Directors of First Quantum Minerals Ltd., a Canadian-listed mining company, and Cimarex Energy Co., a NYSE-listed oil and gas company, and has previously served on the Board of Directors of Petrofac Limited and Parallel Petroleum LLC. Ms. Hogenson has also served on the advisory Board of Samsung Oil & Gas USA Corporation. In assessing Ms. Hogenson’s skills and qualifications to serve on our Board, our directors considered her proven entrepreneurial track record and extensive commercial and strategic knowledge of the energy industry.

Our Board unanimously recommends a vote “FOR” the election of all four (4) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

4  |  Verisk 2021 Proxy Statement

Item 1

Continuing Directors

Directors with terms continuing until 2022

Scott G. Stephenson Chairman, President and CEO Age 63 Committees: Executive (Chair)

Scott G. Stephenson has been our Chief Executive Officer since April 2013 and has been our President since March 2011. Mr. Stephenson has also served on our Board of Directors since April 2013 and effective April 2016, Mr. Stephenson was appointed as the Chairman of our Board. Mr. Stephenson also previously served as our Chief Operating Officer and prior to that led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee. Since February 2020, Mr. Stephenson has served on the Board of Directors of Public Service Enterprise Group Inc. (NYSE: PEG), the publicly-traded parent company of New Jersey-based gas and electric utility company, Public Service Electric and Gas Co. (PSE&G). In assessing Mr. Stephenson’s skills and qualifications to serve on our Board, our directors considered the in-depth operations and management experience and knowledge gained by Mr. Stephenson from his various senior management and executive positions held by him within Verisk since 2001, including serving as our Chief Executive Officer since April 2013.

Andrew G. Mills Independent Director Age 68 Committees: Audit, Finance and Investment

Andrew G. Mills has served as one of our directors since 2002. Mr. Mills has served as Executive Chairman of Archegos Capital Management since June 2014 and Co-Chief Executive Officer since January 2019. Mr. Mills also currently serves as the Co-Chairman of the Grace & Mercy Foundation. Mr. Mills has also served as the interim President of The King’s College in New York, New York from October 2012 to July 2013 and from May 2007 to December 2008 and also served as Chairman of the Board of Trustees from 2004 to 2014. He is the former Chairman of Intego Solutions LLC, which he founded in 2000. Mr. Mills previously served as Chief Executive Officer of The Thomson Corporation’s Financial and Professional Publishing unit and as a member of Thomson’s Board of Directors. In 1984, he led the start-up operations of Business Research Corporation and was responsible for overseeing its sale and integration into The Thomson Corporation. He began his career with Courtaulds Ltd. and joined The Boston Consulting Group in 1979. Mr. Mills is on the Board of Directors of Camp of the Woods, is a member of the Massachusetts and New York State Boards of the Salvation Army, is co-chairman of the Theology of Work Project and is co-founder and member of the Board and investment committee of the Mango Fund in the U.S./Uganda. Mr. Mills has also served as a member of the Board of Grab Holdings, Inc., a Singapore-based technology company, since 2018. In assessing Mr. Mills’ skills and qualifications to serve on our Board, our directors considered his management expertise gained through senior executive positions with diverse businesses and his expertise in acquisitions and integration of acquired businesses.

Constantine P. Iordanou Independent Director Age 71 Committees: Nominating and Corporate Governance, Compensation

Constantine P. Iordanou has served as one of our directors since 2001. Mr. Iordanou has served as Chairman and Senior Advisor of Arch Capital Group Limited, or ACGL, from March 2018 until his retirement in September 2019 and served as President and Chief Executive Officer from August 2003 until March 2018. Mr. Iordanou has served as a director of ACGL from January 2002 until his retirement in September 2019. From January 2002 through July 2003, he was Chief Executive Officer of Arch Capital (U.S.) Inc., a wholly owned subsidiary of ACGL. Prior to joining ACGL in 2002, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of Group Operations and Business Development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich American and Chief Executive Officer of Zurich North America. Prior to joining Zurich in March of 1992, he served as President of the Commercial Casualty division of Berkshire Hathaway Inc. and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. In assessing Mr. Iordanou’s skills and qualifications to serve on our Board, our directors considered his experience as director and Chief Executive Officer of another public company, ACGL, as well as his extensive experience as a senior executive of various global insurance businesses.

Laura K. Ipsen Independent Director Age 56 Committees: Audit, Finance and Investment

Laura K. Ipsen has served as one of our directors since January 2020. Ms. Ipsen has served as President and Chief Executive Officer of Ellucian, a leading provider of technology solutions and services that power more than 2,700 higher education institutions in more than 50 countries since December 2017. Previously, Ms. Ipsen was general manager and senior vice president for Oracle Marketing Cloud, leading all customer-facing aspects of the business. Before that, Ms. Ipsen was corporate vice president of Microsoft’s worldwide public sector organization, serving government, education, and public healthcare customers in more than 100 countries. Ms. Ipsen’s experience also includes more than a decade at Cisco Systems, where she spearheaded an effort to transform how the world manages energy supplies and built smart-grid solutions for utilities around the world. During her time with Cisco, Ms. Ipsen established the company’s global policy and government affairs division, with a focus on Cisco’s policy related to the Internet as well as adoption of broadband access. Ms. Ipsen also held leadership roles at PricewaterhouseCoopers, Acer America, and Hitachi Data Systems. From 2010 until its acquisition in 2018, Ms. Ipsen served as a member of the Monsanto Board of Directors. Ms. Ipsen currently serves on the board of Business-Higher Ed Forum (BHEF) and was chair of the Board of Information Technology Industry Council both based in Washington, D.C. She is also a member of WomenCorporateDirectors (WCD) In assessing Ms. Ipsen’s skills and qualifications to serve on our Board, our directors considered her extensive experience as a senior executive of various data and technology businesses, her deep knowledge of the cloud, AI and global energy efforts, and her service as a director of another public company.

Verisk 2021 Proxy Statement  |  5

Item 1

Directors with terms continuing until 2023

Christopher M. Foskett Independent Lead Director Age 63 Committees: Executive, Finance and Investment

Christopher M. Foskett has served as one of our directors since 1999 and as our Independent Lead Director since May 2019. Mr. Foskett currently serves as Chief Sales Officer at Fiserv, Inc. Previously, Mr. Foskett served as Executive Vice President, Head of Corporate and Business Development and Co-Head of Global Financial Solutions at First Data Corporation. Before joining First Data, he was the Managing Director, Head of North American Treasury Services and Global Head of Sales for Treasury Services at JPMorgan Chase & Co. Mr. Foskett also spent 18 years at Citigroup in a number of key executive roles, including Global Head of Mergers and Acquisitions, Head of Global Sales for Transaction Services and Global Head of the Financial Institutions Group in the Corporate Bank. Mr. Foskett currently chairs the Board of Directors for Allied Irish Bank Merchant Services and also serves on the Board of Directors for Finxact and Apiture. In assessing Mr. Foskett’s skills and qualifications to serve on our Board, our directors considered his more than 30 years in the banking and financial services industries, and experience gained as a senior executive with global financial institutions.

David B. Wright Independent Director Age 72 Committees: Audit, Compensation

David B. Wright has served as one of our directors since 1999. Since August 2014, Mr. Wright has served as Managing Partner of Innovative Capital Ventures, Inc. and since November 2020 has served as Executive Chairman of Twist Capital. From July 2012 to May 2014, Mr. Wright served as the Chief Executive Officer of ClearEdge Power, a privately held company. From February 2010 to July 2011, Mr. Wright served as the Executive Vice Chairman and Chief Executive Officer of GridIron Systems. Mr. Wright served as Chief Executive Officer and Chairman of Verari Systems, Inc., from June 2006 to December 2009. He was Executive Vice President, Office of the CEO, Strategic Alliances and Global Accounts of EMC Corporation from July 2004 until August 2006. From October 2000 to July 2004, Mr. Wright served as President, Chief Executive Officer and Chairman of the Board of Legato Systems. Prior to joining Legato Systems, Mr. Wright had a 13-year career with Amdahl Corporation, where he served as President and Chief Executive Officer from 1997 to 2000. Mr. Wright also previously served on the Board of Directors of ClearEdge Power, GridIron Systems, ActivIdentity Corp., Aspect Communications Corp., Boole and Babbage Inc. and GeekNet, Inc. In assessing Mr. Wright’s skills and qualifications to serve on our Board, our directors considered the operations and management experience he gained in leadership positions in diverse businesses.

Annell R. Bay Independent Director Age 65 Committees: Compensation (Chair), Executive, Nominating and Corporate Governance

Annell R. Bay has served as one of our directors since August 2016. Ms. Bay has more than 35 years of experience in the oil and gas industries. Ms. Bay most recently served as vice president of global exploration for Marathon Oil Corporation, from June 2008 until her retirement in April 2014. Ms. Bay was previously Vice President of Americas exploration for Shell Exploration and Production Company and Vice President of worldwide exploration at Kerr McGee Oil and Gas Corporation. Earlier in her career, Ms. Bay held positions in operations and applied research at Chevron, Sohio, and Oryx Energy. Ms. Bay serves on the advisory boards for the Jackson School of Geology at the University of Texas at Austin, the Houston Education Center for the Independent Petroleum Association of America and is a Trustee of Trinity University in San Antonio, Texas. Ms. Bay has served on the Board of Directors of the Apache Corporation, a publicly traded energy company, since 2014, and Hunting PLC, a UK-listed energy services company, since 2015. In assessing Ms. Bay’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the oil and gas industries and her extensive global experience in the exploration of conventional and unconventional oil and gas reservoirs and in exploration portfolio risk management.

Vincent K. Brooks Independent Director Age 62 Committees: Nominating and Corporate Governance

Vincent K. Brooks has served as one of our directors since October 2020. A career Army officer who served in the U.S. Army for over 42 years, retiring from active duty in 2019 as a four-star general, General Brooks spent his final seventeen years as a general officer and in nearly all of those years in command of large, complex military organizations in challenging situations. During his tenure in the Army, he gained uncommon experience in leading through complex, ambiguous situations with significant national security interests and risks at stake. He handled crisis management, public communications, risk management and mitigation, budgetary assessment, leadership and management, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning. General Brooks has served on the board of two public companies, Diamondback Energy since April 2020 and Jacobs since August 2020, as well as the board of the Gary Sinise Foundation since March 2019 and the board of the Korea Defense Veterans Association since February 2020. General Brooks is also a principal with WestExec Consulting, a visiting Senior Fellow at Harvard Kennedy School’s Belfer Center for Science and International Affairs, and a Distinguished Fellow at the University of Texas with both the Clements Center for National Security and the Strauss Center for International Security and Law. In assessing General Brooks’ skills and qualifications to serve on our Board, our directors considered General Brooks’ strong leadership skills, together with his deep knowledge of policy, strategy and geopolitical matters.

6  |  Verisk 2021 Proxy Statement

Corporate Governance

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include the following:

Corporate Governance Highlights

•	Proxy access for qualifying shareholders to nominate directors

•	Majority voting in uncontested director elections

•	Lead independent director

•	100% independent members on the Audit, Compensation, Finance and Investment, and Nominating and Corporate Governance Committees

•	Four new directors in last five years

•	Annual Say-on-Pay vote

•	No Poison Pill

•	Robust stock ownership guidelines for directors and executive officers

•	Robust “clawback” policy

•	Policy of no hedging or pledging of Company securities

•	Annual Board and Committee Evaluations

•	Executive sessions after every Board and Committee Meeting

•	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

Actions Taken in 2020 to Strengthen Corporate Governance

Our Board, in coordination with our Nominating and Corporate Governance Committee, deliberates on and discusses the appropriate governance structure of our Company. During 2020, the Nominating and Corporate Governance Committee reviewed and made recommendations to the Board, and the Board approved changes and updates to the following governance documents and practices of the Company:

Corporate Governance changes implemented in 2020

•	Refreshed Committee Membership
•	Adopted the Statement on Racial Equality and Diversity

•	Updated the Statement on Modern Slavery

•	Updated the Code of Business Conduct and Ethics

Proxy Access

During 2018, our Nominating and Corporate Governance Committee proactively evaluated the desirability of adopting an amendment to our Amended and Restated By-Laws to provide for the ability of certain of our shareholders to nominate director nominees and have such shareholder-nominated director candidates be included in our proxy materials. Upon recommendation of the Nominating and Corporate Governance Committee, at its meeting in February 2019 the Board adopted a proxy access bylaw provision to be included in the Company’s Amended and Restated By-laws. As a result, the Company’s Amended and Restated By-Laws permit one or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate up to the greater of two or 20% of our Board and have such nominations included in our proxy materials, provided that the shareholder(s) and nominee(s) meet the requirements in our By-Laws. Shareholders who wish to nominate directors for inclusion in next year’s Proxy Statement or directly at the 2022 Annual Meeting should follow the instructions set forth in the section titled “Shareholder Proposals” in this Proxy Statement.

Committee Leadership Refreshment

Our Board believes it is important that Board Committee leadership roles be filled by directors with appropriate skills and experience, and that succession planning is necessary in order to ensure continuity of Board leadership. The Independent Lead Director and Committee Chairs are appointed for one-year terms. On an annual basis, the Nominating and Corporate Governance Committee reviews the selection of the Independent Lead Director and the Chairs of each Committee to evaluate the utility of any changes for the coming year. During 2020, based on the recommendations of the Nominating and Corporate Governance Committee, the Board reappointed Christopher M. Foskett as Independent Lead Director, Scott G. Stephenson as Chair of the Executive Committee, Bruce Hansen as Chair of the Audit Committee, Annell R. Bay as Chair of the Compensation Committee, Samuel G. Liss as Chair of the Finance and Investment Committee, and Therese M. Vaughan as Chair of the Nominating and Corporate Governance Committee, each for an additional one-year term.

Leadership Structure, Chairman and Independent Lead Director

On April 1, 2016, we combined the roles of Chairman and CEO and we created the new role of Independent Lead Director.

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Corporate Governance

We believe that giving Mr. Stephenson the additional role of Chairman, effective upon his third anniversary as CEO, promoted efficiency. In addition, we have established the role of Independent Lead Director. We believe having an Independent Lead Director promotes a more robust corporate governance program and aligns our Company with an increasing number of leading public companies. Since May 20, 2019, Christopher M. Foskett has served the role of Independent Lead Director.

Our Corporate Governance Guidelines establish a robust role for the Independent Lead Director. The Corporate Governance Guidelines provide that the Lead Director shall:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	encourage and facilitate active participation of all directors;

•	serve as liaison between the Chairman and the independent directors when requested to do so by the independent directors;

•	approve Board meeting agendas after conferring with the Chairman and other members of the Board, as appropriate, and add agenda items at his or her discretion;

•	approve Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors;
•	be available for consultation and direct communication with shareholders, as appropriate;

•	provide leadership to the Board if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict, and respond to any reported conflicts of interest, or potential conflicts of interest, arising for any director;

•	lead the independent directors in the annual evaluation of the performance of the CEO and communicate that evaluation to the CEO;

•	be available to advise the chairs of the committees of the Board in fulfilling their designated roles and responsibilities to the Board and attend meetings of the committees of the Board; and

•	engage with the Chairman between Board meetings and assist with informing or engaging with independent directors, as appropriate.

Director Independence

Currently, our Board of Directors has twelve directors. Under our bylaws, our Board may consist of between seven and fifteen directors, as the Board may determine. Eleven of our current twelve directors are “independent” as determined by the Board, consistent with the Nasdaq listing rules: Annell R. Bay, Vincent K. Brooks, Christopher M. Foskett, Bruce Hansen, Kathleen A. Hogenson, Constantine P. Iordanou, Laura K. Ipsen, Samuel G. Liss, Andrew G. Mills, Therese M. Vaughan, and David B. Wright. Scott G. Stephenson, our current Chairman and Chief Executive Officer, is not considered independent.

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Board Meetings and Director Attendance

Our bylaws provide that the Board of Directors may designate one or more committees. We currently have five committees: Executive Committee, Audit Committee, Compensation Committee, Finance and Investment Committee, and Nominating and Corporate Governance Committee. Our Board met nine times in 2020. In 2020, all directors attended 100% of the meetings of the Board and of the committees on which the directors served that were held while such directors were members.

Member	Executive Committee	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee
Annell R. Bay	✓		CHAIR		✓
Vincent K. Brooks					✓
Christopher M. Foskett	✓			✓
Bruce Hansen	✓	CHAIR	✓
Kathleen A. Hogenson				✓	✓
Constantine P. Iordanou			✓		✓
Laura K. Ipsen		✓		✓
Samuel G. Liss	✓	✓		CHAIR
Andrew G. Mills		✓		✓
Scott G. Stephenson	CHAIR
Therese M. Vaughan	✓		✓		CHAIR
David B. Wright		✓	✓

Meetings in 2020	0	7	8	5	6

The Executive Committee currently consists of Scott G. Stephenson (Chair), Christopher M. Foskett (Lead Director), Annell R. Bay, Bruce Hansen, Samuel G. Liss, and Therese M. Vaughan. The Executive Committee exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings. The Executive Committee also makes recommendations to the full Board of Directors on various matters. The Executive Committee meets as necessary upon the call of the Chairman of the Board. The Executive Committee did not meet in 2020 as all relevant matters were handled at meetings of the full Board of Directors.

The Audit Committee currently consists of Bruce Hansen (Chair), Laura K. Ipsen, Samuel G. Liss, Andrew G. Mills, and David B. Wright, all of whom are “independent” as defined under Nasdaq listing rules. Each member of our Audit Committee is financially literate, as such term is interpreted by our Board. In addition, each member of the Audit Committee meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, as determined by our Board. The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company. The Audit Committee also provides assistance to our Board of Directors in fulfilling its responsibilities with respect to our compliance with legal and regulatory requirements. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken by such auditors. The Audit Committee met seven times in 2020.

The Compensation Committee currently consists of Annell R. Bay (Chair), Bruce Hansen, Constantine P. Iordanou, Therese M. Vaughan, and David B. Wright, all of whom are “independent” as defined under Nasdaq listing rules and qualify as “non-employee directors” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors, policies, practices and procedures relating to the compensation of the CEO and of each of the Company’s other executive officers and directors and the establishment and administration of employee benefit plans. The Compensation Committee also exercises all authority under the Company’s employee equity incentive plans and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee met eight times in 2020.

The Finance and Investment Committee currently consists of Samuel G. Liss (Chair), Christopher M. Foskett, Kathleen A. Hogenson, Laura K. Ipsen and Andrew G. Mills.

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Corporate Governance

The Finance and Investment Committee meets as necessary to establish, monitor and evaluate the Company’s investment policies, practices and advisors and to advise management and the Board of Directors on the financial aspects of strategic and operational directions, including financial plans, capital planning, financing alternatives, stock repurchases and acquisition opportunities. The Finance and Investment Committee met five times in 2020.

The Nominating and Corporate Governance Committee currently consists of Therese M. Vaughan (Chair), Annell R. Bay, Vincent K. Brooks, Kathleen A. Hogenson, and Constantine P. Iordanou, all of whom are “independent” as defined under Nasdaq listing rules. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies and procedures relating to director and committee nominations, including consideration of shareholder nominees, and corporate governance policies. The Nominating and Corporate Governance Committee met six times in 2020.

Written Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Executive Committee, Finance and Investment Committee and Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee.

Director Attendance at Annual Meetings

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of shareholders. All of our directors attended the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”).

Independent Executive Sessions

The Company’s Corporate Governance Guidelines provide that non-employee directors may meet in executive sessions and the Independent Lead Director will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Independent Lead Director will preside over these executive sessions. In 2020, after every Board and committee meeting an executive session consisting of independent directors was convened.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, the Independent Lead Director, any individual director or any group or committee of directors (including the independent directors as a group), correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the attention of Corporate Secretary, Verisk Analytics, Inc.,

545 Washington Blvd., Jersey City, NJ 07310. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc., in care of Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting and Ethical Violations (Whistleblower Policy) is available on our website at the “Corporate Governance —  Governance Documents” link under the “Investors” link at www.verisk.com.

Mandatory Retirement

No current director or nominee has reached the Company’s mandatory retirement age of 75 for directors under our Corporate Governance Guidelines.

Compensation Governance

The Compensation Committee will consist of at least three members, all of whom must be independent directors meeting the independence requirements of the Nasdaq listing rules. The Compensation Committee currently consists of five members, each of whom qualifies as a “non-employee director” within the meaning of Section 16b-3 under the Exchange Act. The Compensation Committee has the responsibility and authority to approve performance-based compensation for the Company’s executive officers.

The Compensation Committee is responsible for determining, or recommending to the Board for determination, annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (“named executive officers” or “NEOs”). In addition, the Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers and non-employee directors. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2020 is addressed in the “Compensation Discussion and Analysis” section herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying, reviewing and approving corporate goals and objectives relevant to executive officer compensation.

•	Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

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•	Determining any long-term incentive component of each executive officer’s compensation.

•	Annually reviewing and approving the magnitude and structure of compensation (including cash and equity-based compensation) for the Company’s non-executive directors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Annually reviewing the Company’s management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO.

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” section herein and the accompanying executive compensation tables. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the sole authority to retain and terminate any advisor, including any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve all such fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section herein, during 2020, the Compensation Committee retained a compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Compensation Committee also obtains input from the Company’s Human Resources department, which collects information and prepares materials for the Compensation Committee’s use in compensation decisions.

Criteria for Board Candidates, Including Board Diversity

The Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise and industry knowledge relevant to the Company’s business. In addition, the Nominating and Corporate Governance Committee and the Board include diversity of viewpoints, background, experience and other demographics among the criteria they consider in connection with selecting candidates for the Board. Two of many factors the Board and the Nominating and Corporate Governance Committee carefully considers in the selection of new directors are the importance to the Company of race/ethnicity and gender diversity in board composition. In con-

ducting its search for new directors since 2016, the Board utilized a process that requires the final pool of candidates to include potential directors who would increase the Board’s race/ethnicity/national origin and/or gender diversity. Furthermore, pursuant to the Statement on Racial Equity and Diversity adopted by the Board on July 6, 2020, the Board has committed to increasing the diversity of the Board with purpose and pace. As a result of these initiatives, of the four most recent directors added to the Board, three are women and one is African American/Black. We anticipate continuing to utilize a similar process in future searches for Board candidates. Vincent K. Brooks, our newly appointed director effective October 1, 2020 serving a term continuing until 2023, was initially recommended by one of our independent directors.

Shareholder Recommendations for Board Candidates

The Nominating and Corporate Governance Committee will consider any director candidates recommended by shareholders who submit a written request to the Corporate Secretary of the Company. The candidates should meet the director qualification criteria. The Nominating and Corporate Governance Committee evaluates all director candidates and nominees in the same manner regardless of the source.

Shareholders may make recommendations at any time by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Nominations for the annual meeting of shareholders must be received pursuant to the deadlines set forth in the Company bylaws as discussed under “Shareholder Proposals.”

Board Role in Risk Oversight

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit and Compensation Committees, oversees the Company’s policies for assessing and managing its exposure to risk.

Board. The Company’s Enterprise Risk and Compliance Group conducts an annual risk assessment, the results of which are reported to the full Board. The risk assessment process seeks to identify, and segregate risks based on their nature and/or potential significance. In conducting its risk assessment process for the Board, the Company uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Board reviews the prioritization of risks such as cyber risk, compliance risk and others, and the Company’s mitigation actions related to those risks.

Audit Committee. The Audit Committee reviews financial and reporting risk with management and the auditors. The Company’s Internal Audit department also uses the COSO framework in assessing risk and reviews the results of the

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Corporate Governance

Enterprise Risk and Compliance risk assessment in establishing the annual Internal Audit Plan. The Internal Audit Plan is reviewed and approved by the Audit Committee. The Chief Internal Auditor reports both to the Chair of the Audit Committee and to the General Counsel. The Audit Committee reviews and discusses with the Chief Internal Auditor the Company’s internal system of audit and financial controls, enterprise risk information, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee.

Compensation Committee. The Compensation Committee considers risk in establishing and evaluating compensation policies. For a more detailed discussion, please see “Risk Assessment Regarding Compensation Policies and Practices.”

The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

Board Evaluations

Our Board is committed to continuous improvement and recognizes the fundamental role a robust Board and Committee evaluation process plays in ensuring that our Board maintains an optimal composition and is functioning effectively.

Board Self-Evaluations. The Nominating and Corporate Governance Committee conducts an annual self-evaluation of our Board’s effectiveness in order to identify opportunities where an enhancement or change in practices may lead to further improvement. In our Board self-evaluation process, all directors provide responses to a written questionnaire, and the Company’s General Counsel interviews all directors on the following Board effectiveness topics:

Board Effectiveness Topics evaluated in 2020

•	Board Composition and Structure

•	Meeting Dynamics

•	Leadership and Individual Contributions

•	Access to Information

•	Interaction with Management

•	Strategic Planning and Goal Setting

•	Fostering Innovation

•	Operational Matters

•	Financial Matters

•	Risk Oversight

•	Governance

The results of the directors’ interviews and the responses provided are analyzed and presented to the full Board in a report that includes both strengths in Board effectiveness and opportunities for enhancing Board effectiveness. The Nominating and Corporate Governance Committee uses the results of the evaluation in determining the characteristics and skills required of prospective candidates for election to the Board. It also uses these results to make recommendations to the Board with respect to assignments of Board members to various Board Committees.

Committee Self-Evaluations. Each Committee of the Board (other than the Executive Committee) annually evaluates its performance as a Committee. The evaluation process is similar to that of the Board and is also facilitated by the Company’s General Counsel. Each Committee’s evaluation is focused on the Committee’s effectiveness in performing its key functions. The outcome of each Committee’s self-evaluation is reported to the respective Committee, the Nominating and Corporate Governance Committee and the full Board. The Chair of each Committee or the Nominating and Corporate Governance Committee may make recommendations for improvement to the Board.

Succession Planning

Our Board recognizes that one of its most critical responsibilities is to guarantee excellence and stability in our Company’s senior leadership. As a result, our Board is actively engaged in talent management. Our Board oversees the development of executive talent and plans for the succession of our Board, our Independent Lead Director, our Committee Chairs, our Chairman and Chief Executive Officer and other senior members of executive management.

Board Succession Planning. The Nominating and Corporate Governance Committee considers the critical needs of the Company regularly, taking into account the results of the annual Board and Committee evaluations and other relevant data to assess Board skills and the leadership capabilities of existing directors, including to evaluate the appropriateness of new or different Committee service for our directors and to identify sitting directors who are ready to fill the role of Chair of each of our Committees should one of those directors vacate his or her position unexpectedly or upon retirement.

Chief Executive Officer Succession Planning. Our Board is responsible for the selection of our Chief Executive Officer. Our Board regularly reviews leadership development initiatives and identifies and periodically updates the skills, experience and attributes that they believe are required to be an effective Chief Executive Officer in light of the Company’s business strategy, prospects and challenges. In furtherance of its succession planning efforts, during 2020 the Board requested and received from the Chief Executive Officer a detailed report on recommendations for short- and long-term succession plans for the Chief Executive Officer, including in the event of unanticipated vacancy.

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Corporate Governance Documents

Verisk maintains a corporate governance website at the “Corporate Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Compensation, Executive, Finance and Investment, and Nominating and Corporate Governance Committee charters are available on our website at the “Corporate Governance — Governance Documents” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, New Jersey 07310, Attention: Corporate Secretary. The materials on our website are not part of or incorporated by reference in this Proxy Statement.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by disclosing within four business days the nature of the amendment or waiver on our website at the “Governance Documents” link under the “Investors” link at www.verisk.com.

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Directors’ Compensation and Benefits

Under the terms of the Company’s Director Compensation Plan approved by the Compensation Committee, each of the Company’s non-employee directors receives annual compensation in the form of (i) an annual retainer, and (ii) an annual equity grant.

Annual Retainer. In 2020 each non-employee director received an annual base retainer fee of $90,000 for membership on the Board of Directors. The chairpersons of the Audit Committee and Compensation Committee each received an additional $20,000 annual retainer fee, while each non-employee director who chairs any other committee received an additional $15,000 retainer fee. In 2020, Christopher M. Foskett, who served as Independent Lead Director, received an additional $50,000 annual retainer fee.

Each non-employee director may elect to receive the annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Common Stock, (iv) deferred shares of Common Stock, (v) options to purchase Common Stock (not to exceed 25% of the total value of the retainer amounts) or (vi) a combination of the foregoing. Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Equity Grants. In 2020, each non-employee director received an annual equity award having a value of $165,000 as of the grant date pursuant to the Director Compensation Plan. Twenty-five percent (25%) of the value of the annual equity award was awarded in the form of options to purchase Common Stock based on the Black-Scholes value on the date of grant and seventy-five percent (75%) of the value of the annual equity award was awarded in the form of deferred stock units based on the value of a share of Common Stock on the date of grant. Both the option and deferred stock unit awards shall vest in equal monthly installments over a period of 12 months. The options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Shares of Common Stock in respect of deferred stock units will be distributed to the directors upon retirement or other separation from the Board of Directors.

Any retainer amount payable or equity award granted to a director newly appointed or elected to the Board on a date other than July 1 (the annual scheduled payment and grant date for all directors) will be pro-rated to reflect the remaining portion of the compensation year in which such new director is appointed or elected.

Scott G. Stephenson, our Chairman and Chief Executive Officer, does not receive additional compensation for his service on the Board of Directors.

The table below shows compensation paid to or earned by the directors during 2020. As noted above, directors may elect to receive compensation in various forms other than cash.

2020 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Annell R. Bay	—	206,214	68,787	275,002
Vincent K. Brooks	67,500	92,820	30,949	191,269
Christopher M. Foskett	—	263,798	41,191	304,988
Bruce Hansen	—	233,802	41,191	274,992
Kathleen A. Hogenson	—	213,801	41,191	254,991
Constantine P. Iordanou	—	191,214	63,779	254,993
Laura K. Ipsen	90,000	123,798	41,191	254,988
Samuel G. Liss	—	202,548	67,459	270,006
Andrew G. Mills	—	191,214	63,779	254,993
Therese M. Vaughan	105,000	123,798	41,191	269,988
David B. Wright	—	191,214	63,779	254,993

(1)

Represents the aggregate grant date fair value of stock and stock option awards granted in 2020 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020.

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(2)

At December 31, 2020, directors had outstanding stock awards as follows: (a) Annell R. Bay — 5,888; (b) Vincent K. Brooks — 500; (c) Christopher M. Foskett — 13,997; (d) Bruce Hansen — 10,828; (e) Kathleen A. Hogenson — 6,314; (f) Constantine P. Iordanou — 256,799; (g) Laura K. Ipsen – 1,132; (h) Samuel G. Liss — 53,025; (i) Andrew G. Mills — 84,498; (j) Therese M. Vaughan — 8,093; (k) David B. Wright — 29,298.

(3)

At December 31, 2020, directors had outstanding option awards as follows: (a) Annell R. Bay — 14,371; (b) Vincent K. Brooks — 844; (c) Christopher M. Foskett — 52,081; (d) Bruce Hansen — 18,003; (e) Kathleen A. Hogenson — 17,193; (f) Constantine P. Iordanou — 104,485; (g) Laura K. Ipsen – 1,978; (h) Samuel G. Liss — 104,061; (i) Andrew G. Mills — 79,337; (j) Therese M. Vaughan — 28,601; (k) David B. Wright — 47,430.

Where no information in the table is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

Stock Ownership Requirements for Directors

Directors are subject to minimum equity holding requirements. Each non-employee director is required to hold stock with a value equal to six times their respective annual base retainer (i.e., excluding additional retainer amounts for committee chairs). The “in-the-money” value of vested and unvested options held by such directors is not included in determining compliance with this requirement. Newly elected Directors are required to comply with this requirement no later than the sixth anniversary of their election to the Board.

Annell R. Bay, Christopher M. Foskett, Bruce Hansen, Kathleen A. Hogenson, Constantine P. Iordanou, Samuel G. Liss, Andrew G. Mills, Therese M. Vaughan and David B. Wright, each currently holds stock with a value in excess of six times their respective annual base retainer. Laura K. Ipsen, a director elected to the Board on January 1, 2020, and Vincent K. Brooks, a director elected to the Board on October 1, 2020, each have until the sixth anniversary of her election to the Board to comply with the director stock ownership requirement and have not yet reached such anniversary date. Scott G. Stephenson, our Chairman and Chief Executive Officer, does not receive an annual retainer for his service on the Board and is subject to and is in compliance with the stock ownership requirement for executive officers set forth on page 29.

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Executive Officers of Verisk

Information regarding the ages and past five years’ business experience of our executive officers is as follows:

Scott G. Stephenson (63) has been our Chief Executive Officer since April 2013 and has been our President since March 2011. Mr. Stephenson has also served on our Board of Directors since April 2013 and as of April 2016 has served as our Chairman of the Board. Mr. Stephenson also previously served as our Chief Operating Officer and, prior to that, led our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999, Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee. Since February 2020, Mr. Stephenson has served on the Board of Directors of Public Service Enterprise Group Inc. (NYSE: PEG), the publicly-traded parent company of New Jersey-based gas and electric utility company, Public Service Electric and Gas Co. (PSE&G).

Lee Shavel (53) has been our Group President since February 2021 and continues to serve as our Chief Financial Officer a position he has held since November 2017. In addition to his CFO role, Mr. Shavel has oversight responsibility for the operations of our energy, specialized markets and financial services segments. Prior to joining Verisk, Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of Nasdaq, Inc. from May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group. Since June 2020, Mr. Shavel has served on the Board of Directors of FactSet Research Systems, Inc. (NYSE: FDS), a

publicly-traded company, and from 2016 to March 2019, Mr. Shavel served as a board director and chair of the Audit Committee of Investment Technology Group, Inc., a publicly-traded broker-dealer.

Mark V. Anquillare (55) has been our Group President since February 2021 and continues to serve as our Chief Operating Officer, a position he has held since June 2016. Mr. Anquillare is responsible for leading our insurance and government facing businesses, and our customer experience and enterprise risk management functions. From 2007 to June 2016, Mr. Anquillare served as our Chief Financial Officer. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.

Kenneth E. Thompson (61) has been our Executive Vice President, General Counsel and Corporate Secretary since March 2011, and was our Senior Vice President, General Counsel and Corporate Secretary from 2006 to March 2011. Prior to joining the Company in 2006, Mr. Thompson was a partner of McCarter & English, LLP from 1997 to 2006. Mr. Thompson served on the Board of Directors of Measurement Specialties, Inc. from November 2006 until October 2014.

Nick Daffan (51) has been our Executive Vice President since December 2018 and Chief Information Officer since July 2015. Mr. Daffan is responsible for technology strategy, operations and delivery of data and analytics. Before his current role, Mr. Daffan was Chief Information Officer of Verisk’s subsidiary, Argus Information and Advisory Services, which he joined in 2000 and was responsible for the Argus data operations, product support, and information technology groups. Prior to joining Argus, Mr. Daffan worked at Unisys Corporation and First Manhattan Consulting Group.

16  |  Verisk 2021 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership of Directors and Executive Officers.    We encourage our directors, officers and employees to own our Common Stock, as owning our Common Stock aligns their interests with your interests as shareholders. The following table sets forth the beneficial ownership of our Common Stock by each of our named executive officers and directors, and by all our directors and executive officers as a group, as of March 22, 2021. Percentage of class amounts are based on 162,357,952 shares of our Common Stock outstanding as of March 22, 2021.

In accordance with the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or stock awards that may be settled, within 60 days of March 22, 2021. Shares issuable pursuant to such stock options or stock awards are deemed outstanding for computing the percentage of such person’s holdings but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

	Shares of Common Stock Beneficially Owned
	Number of Shares	Percentage of Class
NAMED EXECUTIVE OFFICERS
Scott G. Stephenson(1)	1,893,736	1.17%
Lee M. Shavel(2)	70,389	*
Mark V. Anquillare(3)	404,520	*
Kenneth E. Thompson(4)	311,481	*
Nick Daffan(5)	109,479	*
DIRECTORS		*
Annell R. Bay(6)	20,305	*
Vincent K Brooks(7)	1,064	*
Christopher M. Foskett(8)	64,223	*
Bruce Hansen(9)	28,730	*
Kathleen A. Hogenson(10)	23,406	*
Constantine P. Iordanou(11)	361,183	*
Laura K. Ipsen(12)	3,009	*
Samuel G. Liss(13)	138,913	*
Andrew G. Mills(14)	163,734	*
Therese M. Vaughan(15)	36,593	*
David B. Wright(16)	74,077	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16 PERSONS)	3,704,842	2.28%

(1)

Includes (a) 910,736 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 33,390 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates, and (c) 148,000 shares indirectly held by a limited liability company for the benefit of a family trust. Mr. Stephenson also serves as the Chairman of our Board. Amount does not include 18,722 performance share units (“PSUs”) granted on April 1, 2019, 19,437 PSUs granted on January 15, 2020 and 24,992 PSUs granted on January 15, 2021, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 22, 2021 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Compensation Committee.

Verisk 2021 Proxy Statement  |  17

Security Ownership of Certain Beneficial Owners and Management

(2)

Includes (a) 27,088 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) and 19,839 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 5,041 PSUs granted on April 1, 2019, 4,989 PSUs granted on January 15, 2020, and 6,096 PSUs granted on January 15, 2021 which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 22, 2021 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Compensation Committee.

(3)

Includes (a) 314,368 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 13,811 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 6,625 PSUs granted on April 1, 2019, 6,259 PSUs granted on January 15, 2020 and 6,096 PSUs granted on January 15, 2021, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 22, 2021 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Compensation Committee.

(4)

Includes (a) 258,897 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 8,447 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 4,007 PSUs granted on April 1, 2019, 3,628 PSUs granted on January 15, 2020 and 6,664 PSUs granted on January 15, 2021, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 22, 2021 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Compensation Committee.

(5)

Includes (a) 85,273 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 6,249 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 4,321 PSUs granted on April 1, 2019, 4,108 PSUs granted on January 15, 2020, and 3,999 PSUs granted on January 15, 2021, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 22, 2021 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Compensation Committee.

(6)

Includes (a) 14,417 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 4,268 deferred stock units that entitle Ms. Bay to 4,268 shares of Common Stock at the end of her service to the Board, and (c) 478 deferred stock awards that entitle Ms. Bay to 478 shares of Common Stock at the end of her service to the Board.

(7)

Includes (a) 564 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 500 deferred stock units that entitle Gen. Brooks to 500 shares of Common Stock at the end of his service to the Board.

(8)

Includes (a) 48,225 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 7,416 deferred stock units that entitle Mr. Foskett to 7,416 shares of Common Stock at the end of his service to the Board.

(9)

Includes (a) 17,902 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 5,299 deferred stock units that entitle Mr. Hansen to 5,299 shares of Common Stock at the end of his service to the Board, and (c) 4,398 deferred stock awards that entitle Mr. Hansen to 4,398 shares of Common Stock at the end of his service to the Board.

(10)

Includes (a) 17,092 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 4,268 deferred stock units that entitle Ms. Hogenson 4,268 shares of Common Stock at the end of her service to the Board, and (c) 2,046 deferred stock awards that entitle Ms. Hogenson to 2,046 shares of Common Stock at the end of her service to the Board.

(11)

Includes (a) 104,384 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 7,416 deferred stock units that entitle Mr. Iordanou to 7,416 shares of Common Stock at the end of his service to the Board, and (c) 848 deferred stock awards that entitle Mr. Iordanou to 848 shares of Common Stock at the end of his service to the Board.

(12)

Includes (a) 1,877 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 1,132 deferred stock units that entitle Ms. Ipsen to 1,132 shares of Common Stock at the end of her service to the Board.

(13)

Includes (a) 85,888 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 7,416 deferred stock units that entitle Mr. Liss to 7,416 shares of Common Stock at the end of his service to the Board, and (c) 533 deferred stock awards that entitle Mr. Liss to 533 shares of Common Stock at the end of his service to the Board.

(14)

Includes (a) 79,236 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 7,416 deferred stock units that entitle Mr. Mills to 7,416 shares of Common Stock at the end of his service to the Board, and (c) 848 deferred stock awards that entitle Mr. Mills to 848 shares of Common Stock at the end of his service to the Board.

(15)

Includes (a) 28,500 shares subject to stock options exercisable within 60 days of March 22, 2021, and (b) 7,416 deferred stock units that entitle Dr. Vaughan to 7,416 shares of Common Stock at the end of her service to the Board.

(16)

Includes (a) 44,779 shares subject to stock options exercisable within 60 days of March 22, 2021, (b) 7,416 deferred stock units that entitle Mr. Wright to 7,416 shares of Common Stock at the end of his service to the Board, and (c) 5,172 deferred stock awards that entitle Mr. Wright to 5,172 shares of Common Stock at the end of his service to the Board.

*	Indicates less than 1% ownership.

18  |  Verisk 2021 Proxy Statement

Principal Shareholders

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the U.S. Securities and Exchange Commission (the “SEC”).

Name and address	Shares of Common Stock Beneficially Owned
	Number of Shares		Percentage of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,122,587	(1)	10.5%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,144,586	(2)	8.1%

(1)

As of December 31, 2020, based on a Schedule 13G/A Information Statement filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). The Schedule 13G/A reported that Vanguard has sole voting power as to shares of our Common Stock and sole dispositive power as to 16,404,691 shares of our Common Stock.

(2)

As of December 31, 2020, based on a Schedule 13G/A Information Statement filed with the SEC on February 1, 2021 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reported that BlackRock has sole voting power as to 11,543,846 shares of our Common Stock and sole dispositive power as to 13,144,586 shares of our Common Stock.

Verisk 2021 Proxy Statement  |  19

Executive Compensation

Compensation Discussion and Analysis

Overview

Introduction

This section discusses the principles underlying our policies and decisions relating to the compensation of our named executive officers for 2020 (our “named executive officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs and provides perspective on the tables and narrative that follow. Our NEOs for the 2020 fiscal year are:

Scott G. Stephenson	Chairman, President and Chief Executive Officer
Lee M. Shavel	Group President and Chief Financial Officer
Mark V. Anquillare	Group President and Chief Operating Officer
Kenneth E. Thompson	Executive Vice President, General Counsel and Corporate Secretary
Nick Daffan	Executive Vice President and Chief Information Officer

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Executive Compensation

This section also presents key compensation decisions made during 2020 and a summary of our business performance supporting these decisions.

Overall Compensation Philosophy

Our business is characterized by high incremental and total margins and relatively low capital intensity. Moreover, we enjoy strong relationships with most, if not all, of the participants in the vertical markets we serve. Given those qualities, the key to long-term value creation for Verisk is organic revenue growth leading to scaled margins and better returns on invested capital. In turn, our organic growth depends on:

•	deepening the reach and quality of our analytics so that our existing solutions yield more insight and value for customers;

•	creating a steady stream of new solutions that meet customers’ emerging needs; and

•	reaching new customers through geographic expansion.

Our focus on organic growth — which in our case necessarily requires innovation — means our leadership and workforce must be second to none. Therefore, the primary focus of our compensation philosophy is to attract and retain the highest level of talent in line with our specific needs. Most of our critical roles are in categories where the competition for talent is most fierce, including machine-learning methods, cloud-based computing, statistical modeling, software development and technical sales. In many cases, the talent marketplace determines the compensation required to attract and retain such talent.

In addition to ensuring our compensation is competitive, we also work to ensure it is responsible. Our goal is to make compensation for individuals consistent with their personal contributions, tied to the context of overall corporate performance; in other words, pay-for-performance is at the heart of our philosophy. We also guard against our compensation levels becoming excessive relative to market norms by referencing relevant benchmark data. To that end, our Compensation Committee generally seeks to achieve compensation outcomes at market competitive levels, with differentiation by executive based on individual factors such as proficiency in role, tenure, criticality to the Company and scope of responsibility.

We believe in a mix of three types of compensation for our executives: base salaries, annual cash awards under our short-term incentive (“STI”) program, and annual awards of equity under our long-term incentive (“LTI”) program. Further, we require vesting of equity awards to occur over multiple years with an element of our LTI program vesting based solely on the attainment of Company performance goals, which we believe more closely and objectively aligns our executives’ compensation to shareholder returns. The mix of compensation types and requirement of multi-year vesting of equity incents our executives to take a balanced view on short- and long-term performance.

In the most general sense, we know we are in the right position on compensation when we retain a high level of our critical talent, have tied their annual outcomes to metrics that align with value creation and show differentiation for different levels of performance, and are sensible relative to established market norms.

Compensation Philosophy as It Applies to Our NEOs

All of the above statements apply to our philosophy for compensating our NEOs and other executive leaders. The primary customization for NEOs is to set a substantial percentage of their compensation in the form of equity awards, so that their outcomes most closely mirror those of our shareholders. As seniority increases at Verisk, the percentage of compensation coming in the form of equity increases. In particular, 75% of our CEO’s 2020 annual compensation package was comprised of equity awards.

What We Paid in 2020 and Why

Key Compensation Decisions in 2020 for Our NEOs

During 2020, we made the following key compensation decisions for our NEOs:

•	No base salary increase for our CEO; modest base salary increases for our other NEOs of 1% on average from 2019 levels.

•	Annual STI awards to all our NEOs were made pursuant to our formulaic annual bonus program design (discussed further under “Annual STI Awards — 2020 STI Financial Metrics and Individual Target Amounts”) in order to more closely and objectively align annual awards to our business performance.

•	We continued the long-term incentive program that we implemented in 2018 (discussed further under “Annual LTI Awards — 2020 LTI Awards”), which includes performance share units (“PSUs”) linked to our relative total shareholder return (“TSR”) performance compared to companies that comprise the S&P 500 Index to strengthen the link between the compensation of our executives under the program with the return of our shareholders.

Key Business Performance Highlights

Our Company had another solid performance year in 2020, with total revenue increasing 6.8% and total adjusted EBITDA increasing 12.4%, from the previous year. Adjusted organic constant currency revenue increased 3.3% and adjusted organic constant currency EBITDA increased 9.8% in 2020 compared to 2019. In addition to solid financial performance, we positioned ourselves strongly for the future through developing and bringing new products to market, expanding our investment and focus on innovation and improving our approach to capital management.

Our share price continued to perform strongly, and we delivered 39.7%, 29.7% and 22.2% total annualized shareholder return over the 1, 3 and 5-years ending December 31, 2020.

Verisk 2021 Proxy Statement  |  21

Executive Compensation

The table below summarizes the Company’s financial and stock price performance during 2020.

Metric
Consolidated Revenue Growth	6.8%
Adjusted Organic Constant Currency Revenue Growth	3.3%
Net Income Growth	58.4%
Adjusted EBITDA Growth	12.4%
Adjusted Organic Constant Currency EBITDA Growth	9.8%
1-year TSR	39.7%
3-year annualized TSR	29.7%
5-year annualized TSR	22.2%

See Appendix A for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Shareholder Engagement

During 2020 we continued our shareholder outreach program, and met with a total of 80 institutional shareholders (who at the time owned approximately 47% of our issued and outstanding Common Stock) to obtain their input and discuss their views on, among other things, our compensation practices and policies, our capital allocation strategy, matters of environmental sustainability, equity and diversity within our workforce and our Board of Directors, and corporate governance practices.

2020 Say-on-Pay Results

In connection with our 2020 Annual Meeting, we received 93% shareholder say-on-pay approval in favor of the compensation for our NEOs for the 2019 performance year. Although this vote was advisory and therefore non-binding on the Company, the Board of Directors and the Compensation Committee carefully reviewed and considered these results in determining the size and design of NEOs compensation packages in respect of 2020 performance.

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Executive Compensation

Executive Compensation Program Highlights

Our primary focus for 2020 was to ensure that executive pay decisions were quantitative, transparent and performance-based in order to keep the incentives for our executives aligned with the interests of our shareholders. The following table describes the highlights of our executive compensation practices, each of which is described in more detail elsewhere in this proxy:

WHAT WE DO	WHAT WE DON’T DO
❖ Require our compensation committee to be comprised solely of independent board members	❖ Do not accelerate equity awards on a “single-trigger” basis
❖ Utilize an independent compensation consultant	❖ Do not provide excise tax gross-ups to our executive officers
❖ Maintain and enforce robust stock ownership and retention guidelines	❖ Do not provide excess perquisites and personal benefits
❖ Maintain and enforce a robust “clawback” policy	❖ Do not allow for the repricing of stock options without our shareholders’ consent
❖ Establish target and maximum awards for our NEOs	❖ Do not provide employment agreements to our NEOs
❖ Apply a primarily formulaic framework to determine our NEOs’ short-term incentive awards
❖ Employ rigorous goal setting tied to annual and multiyear targets for our NEOs
❖ Prohibit our directors and employees from hedging or pledging Company securities

Fiscal 2020 Executive Compensation Program

Role of Compensation Committee and Management

Our Compensation Committee is responsible for making decisions regarding the compensation of our executive officers, including our NEOs. Our Compensation Committee determines the compensation levels for our CEO, and approves the compensation of our other NEOs based on the recommendations of our CEO. The CEO does not participate in deliberations regarding his own compensation. In addition, our Compensation Committee establishes and approves the financial goals and performance for the Company’s annual STI and LTI programs.

Role of Compensation Consultant

To ensure that our compensation program design, policies and practices remain competitive and in line with current market practice, our Compensation Committee has engaged FW Cook as an independent compensation consultant. In respect of 2020 compensation, the independent compensation consultant advised our Compensation Committee on various executive compensation matters including the target compensation levels for senior management. The independent compensation consultant also advised our

Compensation Committee with respect to its implementation of the design changes that we made for 2018 and have continued through 2020. The independent compensation consultant’s advice is one of several inputs into our Compensation Committee’s decision-making process.

Benchmarking Peer Group

Our Compensation Committee has historically used a benchmarking peer group, as one of many factors, to inform pay decisions for our NEOs. The peer group below is reviewed annually by our Compensation Committee with the assistance of the independent compensation consultant and is comprised of companies in comparable industries to ours (focusing on information software and services companies) and within a size range comparable to ours (focusing on both revenue and market capitalization as they influence compensation levels). Because the majority of our incentive compensation is provided in the form of equity awards and due to our historically high market capitalization to revenue ratio, the Compensation Committee focused heavily on the market capitalization comparison to peer group companies so that the resulting compensation data would accurately reflect the size and scope of our operations.

Verisk 2021 Proxy Statement  |  23

Executive Compensation

After considering the recent and pending M&A activity of the peer group that we used in 2019, and the desire to both position Verisk closer to the median of the peer group in key metrics and increase the size of the peer group, in 2020 our Compensation Committee approved the removal of Alliance Data Systems, Fidelity National Information Services, Fiserv, Nielsen Holdings and FactSet Research Systems from our peer group and approved the addition of Black Knight, CoreLogic, Fair Isaac, Global Payments, Intercontinental Exchange and Jack Henry & Associates. Accordingly, in 2020, our Compensation Committee used the fourteen-company peer group noted in the table below to inform its decisions regarding senior executive base salary changes as well as annual cash awards made under our STI program and annual equity awards granted under our LTI program. The companies listed in the table below represent those with comparable revenue and market capitalizations to ours during and throughout 2020.

Black Knight	Gartner	Moody’s
CoreLogic	Global Payments	MSCI
CoStar	IHS Markit	S&P Global
Equifax	Intercontinental Exchange	TransUnion
Fair Isaac	Jack Henry & Associates

For 2020, the median revenue (calculated as of the most recently reported four fiscal quarters as of October 31, 2020) and market capitalization (calculated as the twelve-month end average as of October 31, 2020) of our peer group was $3,309 million and $22,808 million, respectively, versus the Company’s revenue and market capitalization of $2,748 million and $28,900 million, respectively (calculated under the same time periods and methodology as the peer group).

When conducting its annual market competitive compensation review, the independent compensation consultant supplemented the peer group proxy information with national, proprietary technology industry survey data. The survey data are intended to be representative of each executive’s revenue responsibility, inclusive of adjustments to reflect our Company’s high operating margins relative to comparable companies, and functional role within the Company.

2020 NEO Pay Mix

We currently provide the following elements of compensation to our NEOs, each of which fulfills one or more of our compensation program objectives:

•	base salary;

•	short-term cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

The percentage of a Verisk employee’s compensation that is variable increases with seniority, because the decisions of more senior executives have a greater impact on our performance. We have designed our compensation programs so that at least a majority of each NEO’s compensation is variable rather than fixed.

Variable compensation for our NEOs consists of an annual cash payment pursuant to our STI program and a long-term equity incentive award pursuant to our LTI program. We believe the design of our compensation programs effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our shareholders. In evaluating NEO compensation awards, our Compensation Committee generally seeks to achieve compensation outcomes at market competitive levels, with differentiation by executive based on individual factors such as proficiency in role, tenure, criticality to the Company and scope of responsibility.

Base Salary

We pay base salaries to attract, reward and retain senior executives in a competitive landscape. Each year, our Compensation Committee reviews the salaries of our NEOs and makes appropriate adjustments to maintain competitive market levels, which are based on the experience and scope of responsibilities of each NEO. In addition, each year we perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. We also review our NEOs’ base salaries as a percentage of their total target compensation in light of the executive’s position and function.

Annual adjustments to base salaries are determined by our Compensation Committee (in the case of Mr. Stephenson), and by Mr. Stephenson with the approval of our Compensation Committee (in the case of our other NEOs), based on the assessment of prevailing market compensation practices as described above, and based on the evaluation of individual performance factors.

Mr. Stephenson’s 2020 base salary remained unchanged from 2019 and he has not received a base salary increase since 2016. In general, the view of the Compensation Committee is that progression in Mr. Stephenson’s compensation package, and the total value of Mr. Stephenson’s

24  |  Verisk 2021 Proxy Statement

Executive Compensation

compensation package, should be tied to the progression of his equity awards (described below under “Annual LTI Awards”) and the performance of those awards in relation to the performance of Verisk’s stock. In 2020, base salaries for

NEOs other than Mr. Stephenson were modestly increased by approximately 1% on average to maintain competitive market salary levels.

The table below sets forth the annual base salaries for our NEOs for the 2019, 2020 and 2021 fiscal years:

Named Executive Officer	2019 Base Salary ($)	2020 Base Salary ($)	2021 Base Salary ($)
Scott G. Stephenson	$1,000,000	$1,000,000	$1,000,000
Lee M. Shavel	$ 650,000	$ 656,500	$ 663,000
Mark V. Anquillare	$ 650,000	$ 656,500	$ 663,000
Kenneth E. Thompson	$ 470,800	$ 475,500	$ 475,500	(1)
Nick Daffan(2)		$ 505,000	$ 510,000

(1)

Effective until Mr. Thompson’s retirement from the position of Executive Vice President, General Counsel and Corporate Secretary on April 5, 2021, as described in the Current Report on Form 8-K filed with the SEC on November 9, 2020.

(2)	Mr. Daffan qualified as a Named Executive Officer effective February 12, 2020 by determination of the Board of Directors.

Annual STI Awards

2020 STI Financial Metrics and Individual Target Amounts

In response to the feedback we received from our shareholders, in 2018 we amended our annual STI program to enhance our pay-for-performance objectives by improving the program’s alignment with our communicated financial goals and improving clarity for our employees and shareholders. The financial metrics that we chose for our 2020 STI program were adjusted organic constant currency revenue growth and adjusted organic constant currency EBITDA growth, because we believe that growing organic revenue and EBITDA streams on a constant currency basis are the most important forms for performance and the best measure of our NEOs’ performance. Awards are paid out based on the achievement of pre-established threshold, target and maximum performance levels. As may be applicable, in calculating adjusted organic constant currency revenue and adjusted organic constant currency EBITDA, the Compensation Committee had discretion to eliminate the financial impact of certain items, including, among others, the cost of earn-out payments related to acquisitions, the effect of new accounting pronouncements, certain nonrecurring expenses and the impact of changes in foreign currency. We believe the ability of the Compensation Committee to make adjustments for these items is appropriate because we do not think our NEOs’ short-term incentive compensation should be impacted by events that do not reflect the underlying operating performance of the business. See Appendix A for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Payouts under the 2020 STI program were determined on a formulaic basis. In 2020 the Compensation Committee determined that going forward Mr. Stephenson’s STI award would be based 40% on achievement of adjusted organic constant currency revenue amounts, 40% on adjusted organic constant currency EBITDA amounts and 20% on individual performance. These are the same measures and weightings used for the other NEOs. The Compensation Committee believes this change enhances our pay-for-performance objectives by tying a portion of Mr. Stephenson’s annual STI award to the accomplishment of individual pre-established operational, capital allocation and strategic goals set in advance by the Compensation Committee in addition to the attainment of Company financial performance objectives.

The following table sets forth the levels for each of our financial metrics, as well as the resulting performance multipliers (from 0% to 200%) that were applied to the individual NEO bonus award targets, with linear interpolation applied between performance levels.

Performance Levels	Adjusted Organic Constant Currency Revenue Growth %	Adjusted Organic Constant Currency EBITDA Growth %	Multiplier (as a % of target)
Below Threshold	< 3.0%	< 3.5%	0%
Threshold	3.0%	3.5%	50%
Target	7.0%	7.5%	100%
Above Target	11.0%	11.5%	150%
Maximum	15.0%	15.5%	200%

Verisk 2021 Proxy Statement  |  25

Executive Compensation

2020 STI Performance

During 2020, normalizing for the revenue impact of the injunction related to our roof measurement solutions, we delivered an adjusted organic constant currency revenue growth rate of 4.1% and an adjusted organic constant currency EBITDA growth rate of 11.6%. In calculating 2020 NEO STI awards, the Compensation Committee decided not to adjust the financial results for the negative impact of the injunction. Accordingly, for the 2020 NEO STI awards, the Compensation Committee applied an adjusted organic constant currency revenue growth rate of 3.3% (for a funding factor of 53.9%) and adjusted organic constant currency EBITDA growth rate of 9.8% (for a funding factor of 127.6%), which produced an aggregate funding factor of 90.8%. For the avoidance of doubt, there were no COVID-19 related adjustments applied when determining the Company’s performance relative to pre-established Company financial metric objectives.

CEO 2020 STI Target

In 2020, the Compensation Committee established the CEO’s targeted STI award at 150% of his base salary or $1,500,000 which was unchanged from 2019. In general, the view of the Compensation Committee is that progression in Mr. Stephenson’s compensation package, and the total value of Mr. Stephenson’s compensation package, should be tied to the progression of his equity awards (described below under “Annual LTI Awards”) and the performance of those awards in relation to the performance of Verisk’s stock.

CEO’s and Other NEOs’ 2020 STI Outcomes

For individual NEOs (other than Mr. Thompson, whose 2020 STI awards is described below), the 2020 actual STI payouts calculated from the Company’s performance in relation to the performance grid described above implied a performance multiplier of 90.8% of each such NEO’s respective target STI award. However, 80% of the NEO’s STI award is formulaic and 20% is discretionary based on individual performance. For the portion of the STI award that is discretionary, our NEOs are expected to work collaboratively as a team, and large differentiation on the discretionary part of their annual

STI award will be expected only when there are notable examples of individual overperformance or underperformance. Factors considered in evaluating such NEO’s individual performance are described below, although they were not given any specific weight.

•	Mr. Stephenson: led the Company through the COVID-19 crisis including rapid adaptation to remote working with continued ability to deliver customer solutions and strong financial results; additional progress on development of executive leadership for succession; strategic acquisitions and platform development for the energy vertical; and performance on key recent acquisitions and joint ventures that produced returns meeting or exceeding Board targets.

•	Mr. Shavel: led the Company’s overall program of capital management, outreach to investors and the capital markets, and real-time cost management; initiated effective new processes in the treasury and strategic sourcing functions; and continued to promote awareness of return on capital as a key metric throughout the organization.

•	Mr. Anquillare: led the Company’s businesses in the insurance vertical to record levels of organic revenue and EBITDA performance; diversified the Company’s talent pool across a broader set of global locations; and accelerated the Company’s capabilities in the areas of digital customer engagement.

•	Mr. Daffan: led the Company’s acceleration of its rotation into a cloud computing environment; strengthened security protocols through data tokenization and accelerated patching of third party software; oversaw the creation of an entirely new data fabric for the abstraction and subsequent acceleration of the Company’s data and analytic environments; and oversaw the work of chief data officers in the insurance and energy verticals.

For 2020, the discretionary portion of the STI award was achieved at 100% of each NEO’s target STI award. Accordingly, the Compensation Committee approved for the CEO, based on its evaluation of Mr. Stephenson’s individual performance, and for each NEO, based on Mr. Stephenson’s evaluation of each NEO’s individual performance and recommendation, the following amounts in respect of their 2020 STI awards:

Named Executive Officer	2020 Target STI Amount ($)	2020 Actual STI Amount ($)	2020 Actual STI Amount (as a % of target)
Scott G. Stephenson	$1,500,000	$1,389,000	92.6%
Lee M. Shavel	$ 820,625	$ 759,899	92.6%
Mark V. Anquillare	$ 820,625	$ 759,899	92.6%
Nick Daffan	$ 631,250	$ 584,538	92.6%

Mr. Thompson received a 2020 STI award of $951,000 pursuant to terms of his Transition and Separation Agreement regarding the transition of the General Counsel role upon his retirement effective April 5, 2021, as described in the Current Report on Form 8-K filed with the SEC on November 9, 2020.

26  |  Verisk 2021 Proxy Statement

Executive Compensation

Annual LTI Awards

2020 LTI Awards

In 2020, we continued the LTI program that we had implemented for senior executives in April 2018 in response to the feedback we received from our shareholders, which is comprised of 50% PSUs, 25% stock options and 25% time-based restricted stock awards. PSUs vest over a three-year performance period, subject to the recipient’s continued service with our Company, with potential payouts ranging from 0% to 200% of target levels based on the Company’s achievement of relative TSR as compared to the companies that comprise the S&P 500 Index at the beginning of the performance period. Stock options and time-based restricted stock awards vest ratably on each of the first four anniversa-

ries of the grant date. For LTI awards granted in 2020, awards were made in January instead of the Company’s historical practice prior to 2020 of granting LTI awards in April.

In 2018, we made the decision to include PSUs in our mix of equity awards because these awards more closely align our executives’ payments to shareholder returns, and reward superior performance over companies with whom we compete for capital, while also retaining a retentive element through time-based vesting requirements. We believe the S&P 500 Index constituents are the appropriate comparator group for these awards because the index provides a sufficient number of comparator companies and represents the universe of companies with which the Company competes for investor capital.

The performance period for PSUs granted in 2020 is January 1, 2020 through December 31, 2022. Pursuant to the provisions of the Verisk Analytics, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”), PSUs may, as determined by the Compensation Committee, be settled at the end of the three-year performance period in the form of (i) shares of our Common Stock, (ii) cash in an amount equal to the then fair market value of the number of shares corresponding to the number of vested PSUs on such vesting date, or (iii) a combination of both. The following table sets forth the performance multiplier (from 0% to 200%) that will be applied to the target PSUs at the end of the performance period for each performance level, with linear interpolation applied between performance levels.

Performance Level	TSR Percentile Rank Relative to S&P Index Constituents	Earned PSUs (as a % of target)
Below Threshold	< 25th percentile	0%
Threshold	25th percentile	50%
Target	Median	100%
Above Target	75th percentile	150%
Maximum	> 90th percentile	200%

The size of Mr. Stephenson’s and each of our NEO’s annual grant amount for the 2020 LTI awards was determined individually, benchmarking their positions against available market data.

Achievement and Payouts under 2018 PSUs

In January 2021, the Compensation Committee measured the achievement of the PSUs granted to our NEOs in 2018 upon the completion of the January 1, 2018 to December 31, 2020 performance period. The Compensation Committee determined that the relative TSR performance metric was achieved at the 92nd percentile, resulting in a payout of 200% of target to each of our NEOs in the form of shares of Common Stock. See the 2020 Option Exercises and Stock and PSUs Vested table on page 34 for the number of shares acquired and value realized upon the vesting of the 2018 PSU awards for each applicable NEO.

Verisk 2021 Proxy Statement  |  27

Executive Compensation

Summary of 2020 NEO STI and LTI Programs

The chart below summarizes the program features of our STI and LTI programs for our NEOs in 2020, which closely align these programs to our strategic objectives and shareholder interests.

		2020 Program	Rationale
STI	Company Financial Metrics	Adjusted Organic Constant Currency Revenue Growth Adjusted Organic Constant Currency EBITDA Growth	Simple to communicate Aligns to strategic plan Requires year-over-year top-line growth
Individual Awards

Primarily formulaic based on Company performance relative to pre-established threshold, target and maximum performance levels

40% weighting on each Company Financial Metric and 20% individual performance

More transparent for employees and shareholders

Retains heavy weight on Company performance, but allows for differentiation for NEOs based on individual achievement

Primarily formulaic approach (versus discretionary plan prior to 2018), which is more consistent with market practice

LTI	Award Mix	50% Relative TSR PSUs, 25% stock options and 25% restricted stock	Includes a mix of time-vested (25%) and performance-based (75%) equity awards Balance absolute and relative stock price performance
	Performance Metric	Relative TSR versus S&P 500 constituents, measured over a three-year period	Creates alignment with our shareholders’ interest in superior returns

Health, Welfare and Retirement Plans

We offer standard health and welfare benefit programs including medical, dental, life, accident and disability insurance, to which we make contributions as a percentage of the associated costs. These benefits are available to substantially all of our employees and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans during 2020 included:

•	a combined 401(k) Savings Plan and ESOP,

•	a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005 (effective February 29, 2012, the Company implemented a “hard freeze” of such benefits under the pension plan), and

•	a profit sharing plan (as a component of the 401(k) Savings Plan), which is available to employees hired on or after March 1, 2005 (the Company did not make any contribution during 2020).

Our nonqualified retirement plans include a supplemental pension and a supplemental savings plan for highly compensated employees, including our NEOs. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by Internal Revenue Service limits. The supplemental retirement plans are unsecured obligations of the Company. Effective February 29, 2012, the Company implemented a “hard freeze” of the benefits under the supplemental pension plan.

We established our ESOP at the time we converted from not-for-profit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for stockholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for Company matching contributions to our 401(k) and profit sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock.

28  |  Verisk 2021 Proxy Statement

Executive Compensation

Change in Control Severance Agreements and Employment Agreements

In October 2009, in connection with our initial public offering or IPO, we entered into Change in Control Severance Agreements with Mr. Stephenson, Mr. Anquillare, and Mr. Thompson. In connection with the hiring of Mr. Shavel as our CFO in November 2017, we entered into a Change in Control Severance Agreement with Mr. Shavel effective as of such time. We believe that these agreements are desirable to retain the services of these individuals in whom the Company has a significant investment. For information about the provisions of the NEOs’ change in control severance agreements, please see “Potential Payments upon Termination or Change in Control.” We have not entered in any other type of employment agreement with any of our NEOs.

Policies and Practices

Executive Stock Ownership Guidelines

Our Compensation Committee has adopted strict minimum equity holding requirements applicable to our executive officers, including our NEOs, as a percentage of their base salary, to further align their long-term interests with those of our shareholders. If any of our NEOs have not met this ownership level, he or she is required to retain 50% of the after-tax value of stock acquired upon the vesting of restricted stock awards, PSUs or a stock option exercise. The “in-the-money” value of vested and unvested stock options and unvested restricted stock and PSUs held by the NEO is not included in determining compliance with the stock ownership requirement. The value of vested Company stock held by NEOs in their respective 401(k) accounts or ESOP accounts is included in determining compliance with the stock ownership requirement.

Mr. Stephenson currently holds stock with a value in excess of the six times base salary requirement for the CEO. Mr. Shavel, Mr. Anquillare, Mr. Thompson, and Mr. Daffan each currently hold stock with a value in excess of the three times base salary requirement for other NEOs.

“Clawback” Policy

The Company maintains a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery or cancellation of any bonus or incentive payments (including profits realized from the sale of Company securities) made to an executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board of Directors determines that such a recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct. The Board of Directors intends to review this policy when the proposed regulations promulgated by the U.S. Securities and Exchange Commission implementing the provisions of the Dodd-Frank Wall

Street Reform and Consumer Protection Act relating to clawback policies are finalized.

Anti-Hedging and Pledging Policies

The Company prohibits its directors and employees, including its NEOs, from pledging Company securities, hedging Company securities, selling short or trading options or futures in Company securities, or purchasing Company securities on margin or holding Company securities in a margin account.

Tax and Accounting Considerations

Our Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code (the “Code”).

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies to certain executive officers to $1 million.

In the exercise of its business judgment, and in accordance with its compensation philosophy, our Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

Risk Assessment Regarding Compensation Policies and Practices

When reviewing our compensation programs and approving awards under them, the Compensation Committee considers the potential risks associated with these policies and practices. We selected adjusted organic constant currency revenue and adjusted organic constant currency EBITDA achievement as the primary criteria for the funding of the aggregate STI award pool in 2020 because we believe that growing organic revenue and EBITDA streams are the most important forms for performance and the best measure of our employees’ performance. We believe these financial metrics appropriately aligns the interests of management with those of our shareholders, while providing an appropriate balance of risk and reward that does not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In reaching this determination we also considered the following attributes of our programs:

•	balance between annual and longer-term performance opportunities and absolute and relative performance metrics;

•	alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

Verisk 2021 Proxy Statement  |  29

Executive Compensation

•	beginning in 2018 and continuing through 2020, using a combination of 10-year stock options, restricted stock awards and performance-based stock units, all of which vest over time;

•	generally providing senior executives with long-term equity-based compensation on an annual basis, as we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;
•	stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders, which discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results, as more fully described above.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission.

Respectfully submitted,

Annell R. Bay (Chair)

Bruce Hansen

Constantine P. Iordanou

Therese M. Vaughan

David B. Wright

30  |  Verisk 2021 Proxy Statement

Executive Compensation

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2018, 2019 and 2020.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Scott G. Stephenson	2020	1,000,000	5,625,065	1,874,942	1,389,000	73,496	50,869	(4)	10,013,372
Chairman, President and Chief Executive Officer	2019	1,000,000	4,874,927	1,625,064	1,428,000	91,449	31,442	(5)	9,050,882
	2018	1,000,000	4,124,966	1,375,035	1,222,500	3,343	17,913	(6)	7,743,757

Lee M. Shavel	2020	656,500	1,443,713	481,277	759,899	—	24,434	(7)	3,365,823
Group President and Chief Financial Officer	2019	650,000	1,312,555	437,448	797,550	—	18,267	(8)	3,215,821
	2018	550,000	1,124,955	375,042	586,000	—	13,617	(9)	2,649,614

Mark V. Anquillare	2020	656,500	1,811,212	603,782	759,899	235,780	31,610	(10)	4,098,783
Group President and Chief Operating Officer	2019	650,000	1,724,984	575,016	781,300	249,951	28,707	(11)	4,009,958
	2018	618,750	1,588,513	529,503	559,000	(9,859)	24,259	(12)	3,310,166

Kenneth E. Thompson	2020	475,500	1,049,932	350,080	951,000	31,262	29,459	(13)	2,887,232
Executive Vice President, General Counsel and Corporate Secretary	2019	470,800	1,043,391	374,616	405,641	38,868	24,443	(14)	2,357,759
	2018	465,800	975,034	324,963	381,000	(8,413)	16,005	(15)	2,154,389

Nick Daffan(16)	2020	505,000	1,188,864	396,140	584,538	—	22,085	(17)	2,696,627
Executive Vice President and Chief Information Officer

(1)

This column represents the aggregate grant date fair value of (i) restricted stock awards granted in the relevant year, valued at the grant date based on the closing price of the Company’s Common Stock, and (ii) PSU awards granted in the relevant year, valued at the grant date based on the probable outcome of the performance conditions, in each case computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020. The actual number of PSUs earned (0% up to the maximum level of 200%) depends on the Company’s future total shareholder return performance compared to companies that comprise the S&P 500 Index over the three-year performance period. The values of each NEO’s 2018 PSU award as of the grant date, assuming maximum achievement of the performance conditions are: Mr. Stephenson: $5,499,963; Mr. Shavel: $1,499,862; Mr. Anquillare: $2,118,098; and Mr. Thompson: $1,300,068 (see “Compensation Discussion and Analysis – Annual LTI Awards – Achievement and Payouts under 2018 PSUs” for the actual achievement of the performance conditions). The values of each NEO’s 2019 PSU award as of the grant date, assuming maximum achievement of the performance conditions are: Mr. Stephenson: $6,499,904; Mr. Shavel: $1,750,134; Mr. Anquillare: $2,300,068; and Mr. Thompson: $1,391,150. The values of each NEO’s 2020 PSU award as of the grant date, assuming maximum achievement of the performance conditions are: Mr. Stephenson: $7,499,961; Mr. Shavel: $1,925,056; Mr. Anquillare: $2,415,098; Mr. Thompson: $1,399,900; and Mr. Daffan: $1,585,113.

(2)

This column represents the aggregate grant date fair value of stock option awards granted in the relevant year, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	The amounts in this column are cash incentive awards under the STI program in respect of performance for the years ended December 31, 2018, 2019 and 2020, as applicable.
(4)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(5)	Amount includes a 401(k) Savings Plan matching contribution of $16,800.
(6)	Amount includes a 401(k) Savings Plan matching contribution of $12,765.
(7)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(8)	Amount includes a 401(k) Savings Plan matching contribution of $16,800.
(9)	Amount includes a 401(k) Savings Plan matching contribution of $12,375.
(10)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(11)	Amount includes a 401(k) Savings Plan matching contribution of $16,800.
(12)	Amount includes a 401(k) Savings Plan matching contribution of $13,434.
(13)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(14)	Amount includes a 401(k) Savings Plan matching contribution of $16,800.
(15)	Amount includes a 401(k) Savings Plan matching contribution of $13,659.
(16)	Mr. Daffan qualified as a Named Executive Officer effective for the 2020 fiscal year by determination of the Board of Directors.
(17)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.

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Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during the Company’s fiscal year ended December 31, 2020.

2020 GRANTS OF PLAN BASED AWARDS

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott G. Stephenson	January 15, 2020	—	—	—	—	—	—	—	73,556	158.65	1,874,942
	January 15, 2020	—	—	—	—	—	—	11,819	—	—	1,875,084
	February 12, 2020	(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2020	—	—	—	9,719	19,437	38,874	—	—	—	3,749,980

Lee M. Shavel	January 15, 2020	—	—	—	—	—	—	—	18,881	158.65	481,277
	January 15, 2020	—	—	—	—	—	—	3,033	—	—	481,185
	February 12, 2020	(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2020	—	—	—	2,495	4,989	9,978	—	—	—	962,528

Mark V. Anquillare	January 15, 2020	—	—	—	—	—	—	—	23,687	158.65	603,782
	January 15, 2020	—	—	—	—	—	—	3,805	—	—	603,663
	February 12, 2020	(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2020	—	—	—	3,130	6,259	12,518	—	—	—	1,207,549

Kenneth E. Thompson	January 15, 2020	—	—	—	—	—	—	—	13,734	158.65	350,080
	January 15, 2020	—	—	—	—	—	—	2,206	—	—	349,982
	February 12, 2020	(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2020	—	—	—	1,814	3,628	7,256	—	—	—	699,950

Nick Daffan	January 15, 2020	—	—	—	—	—	—	—	15,541	158.65	396,140
	January 15, 2020	—	—	—	—	—	—	2,498	—	—	396,308
	February 12, 2020	(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2020	—	—	—	2,054	4,108	8,216	—	—	—	792,556

(1)

The equity incentive awards reflected in this table were approved by the Compensation Committee on December 19, 2019 and the non-equity incentive awards reflected in this table were approved by the Compensation Committee on February 12, 2020.

(2)

This column represents the aggregate grant date fair value of the following awards granted in the relevant year under the 2013 Equity Incentive Plan, in accordance with ASC Subtopic 718, excluding forfeiture estimates, to the extent applicable: (i) restricted stock awards and stock option awards, valued at the closing price of the Company’s Common Stock, and (ii) PSU awards, valued based on the probable outcome of the performance conditions. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)

As described in the “Compensation Discussion and Analysis,” our NEOs are eligible for an annual incentive compensation cash award under our STI program, which will be paid out based on the achievement of pre-established threshold, target and maximum performance levels. For additional details regarding the NEO STI program, including the relevant performance factors for 2020, see “Compensation Discussion and Analysis — Annual STI Awards — 2020 STI Financial Metrics and Individual Targets” and “Compensation Discussion and Analysis — Summary of 2020 STI and LTI Programs.” For the actual amounts of cash incentive awards paid to each of our NEOs under our STI program in respect of performance for 2020, see the “Non-Equity Incentive Plan Compensation” column of our 2020 Summary Compensation Table.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, unvested restricted stock and unvested PSUs held by our NEOs as of the end of the Company’s fiscal year ended 2020 based on a market value of $207.59 per share (our closing market price on December  31, 2020).

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)				Stock Awards(2)
Name	Date of Award Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Scott G. Stephenson	4/1/2013	189,035	—	61.14	4/1/2023	—	—	—	—
	4/1/2014	168,352	—	59.74	4/1/2024	—	—	—	—
	4/1/2015	167,187	—	71.53	4/1/2025	—	—	—	—
	4/1/2016	140,158	—	80.19	4/1/2026	—	—	—	—
	4/1/2017	108,870	36,291	81.14	4/1/2027	6,933	1,439,221	—	—
	4/1/2018	32,399	32,400	104.00	4/1/2028	6,611	1,372,377	—	—
	4/1/2019	16,927	50,784	134.24	4/1/2029	9,079	1,884,710	—	—
	4/1/2019	—	—	—	—	—	—	9,361	1,943,250
	1/15/2020	—	73,556	158.65	1/15/2030	11,819	2,453,506	—	—
	1/15/2020	—	—	—	—	—	—	9,719	2,017,463
Lee M. Shavel	11/14/2017(4)	—	—	—	—	5,488	1,139,254	—	—
	4/1/2018	8,837	8,837	104.00	4/1/2028	1,803	374,285	—	—
	4/1/2019	4,556	13,671	134.24	4/1/2029	2,445	507,558	—	—
	4/1/2019	—	—	—	—	—	—	2,521	523,334
	1/15/2020	—	18,881	158.65	1/15/2030	3,033	629,620	—	—
	1/15/2020	—	—	—	—	—	—	2,495	517,833

Mark V. Anquillare	4/1/2013	40,959	—	61.14	4/1/2023	—	—	—	—
	4/1/2014	61,027	—	59.74	4/1/2024	—	—	—	—
	4/1/2015	59,097	—	71.53	4/1/2025	—	—	—	—
	4/1/2016	52,153	—	80.19	4/1/2026	—	—	—	—
	4/1/2017	48,388	16,130	81.14	4/1/2027	3,081	639,585	—	—
	4/1/2018	12,476	12,477	104.00	4/1/2028	2,546	528,524	—	—
	4/1/2019	5,989	17,970	134.24	4/1/2029	3,213	666,987	—	—
	4/1/2019	—	—	—	—	—	—	3,313	687,642
	1/15/2020	—	23,687	158.65	1/15/2030	3,805	789,880	—	—
	1/15/2020	—	—	—	—	—	—	3,130	649,653
Kenneth E. Thompson	4/1/2012	34,671	—	46.97	4/1/2022	—	—	—	—
	4/1/2013	31,506	—	61.14	4/1/2023	—	—	—	—

	4/1/2014	47,055	—	59.74	4/1/2024	—	—	—	—
	4/1/2015	44,710	—	71.53	4/1/2025	—	—	—	—
	4/1/2016	39,115	—	80.19	4/1/2026	—	—	—	—
	4/1/2017	29,760	9,920	81.14	4/1/2027	1,895	393,383	—	—
	4/1/2018	7,657	7,657	104.00	4/1/2028	1,563	324,463	—	—
	4/1/2019	3,621	10,863	134.24	4/1/2029	1,944	403,555	—	—
	4/1/2019	—	—	—	—	—	—	2,004	415,907
	1/15/2020	—	13,734	158.65	1/15/2030	2,206	457,944	—	—
	1/15/2020	—	—	—	—	—	—	1,814	376,568
Nick Daffan	12/14/2012	3,204	—	48.84	12/14/2022	—	—	—	—
	4/1/2013	9,453	—	61.14	4/1/2023	—	—	—	—
	4/1/2014	13,679	—	59.74	4/1/2024	—	—	—	—

	4/1/2015	11,004	—	71.53	4/1/2025	—	—	—	—
	4/1/2016	13,038	—	80.19	4/1/2026	—	—	—	—
	4/1/2017	10,887	3,629	81.14	4/1/2027	694	144,067	—	—
	4/1/2018	8,248	8,248	104.00	4/1/2028	1,683	349,374	—	—
	7/1/2018	5,647	5,648	107.64	7/1/2028	1,162	241,220	—	—
	4/1/2019	3,904	11,715	134.24	4/1/2029	2,096	435,109	—	—
	4/1/2019	—	—	—	—	—	—	2,161	448,498
	1/15/2020	—	15,541	158.65	1/15/2030	2,498	518,560	—	—
	1/15/2020	—	—	—	—	—	—	2,054	426,390

Verisk 2021 Proxy Statement  |  33

Executive Compensation

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant.
(2)

The stock awards shown in this column are restricted stock awards that vest ratably on the first, second, third and fourth anniversaries of the date of grant. The PSUs shown in this column are scheduled to vest on December 31 of the third year of the award’s respective performance period based on the achievement of the Company’s total shareholder return performance compared to companies that comprise the S&P 500 Index over such three-year performance period.

(3)	The number of unvested PSUs reported in this column reflects achievement of threshold performance goals.
(4)

Represents a one-time equity award in the form of shares of restricted stock that vest ratably over four years on the respective anniversary dates of Mr. Shavel’s employment commencement date of November 14, 2017.

Option Exercises and Stock and PSUs Vested

The following table sets forth information concerning each exercise of stock options and vesting of restricted stock and PSUs for the NEOs during 2020. Restricted stock awards vest in four equal installments on the first, second, third and four anniversaries of their grant date. PSUs granted in 2018 had a three-year performance period, and such awards vested on December 31, 2020 and were settled and issued in the form of shares in January 2021.

2020 OPTION EXERCISES AND STOCK AND PSUS VESTED

	Option Awards		Stock Awards		PSUs

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Scott G. Stephenson	158,513	23,544,864	19,966	2,810,813	39,610	8,222,640

Lee M. Shavel	—	—	7,204	1,359,484	10,801	2,242,180

Mark V. Anquillare	178,595	26,038,839	7,918	1,114,696	15,254	3,166,578

Kenneth E. Thompson	143,408	21,099,186	5,194	731,211	9,363	1,943,665

Nick Daffan	—	—	3,437	502,244	—	—

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Eligible employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the PPIO. Accordingly, after February 29, 2012 benefits under the PPIO will no longer increase as the result of new compensation earned or continued service. The Supplemental Cash Balance Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 were not eligible to participate in the PPIO or the Supplemental Plan. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the Supplemental Plan.

2020 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Scott G. Stephenson	PPIO	12	219,060	—

	Supplemental Plan	12	776,807	—

Lee M. Shavel	N/A	N/A	N/A	N/A

Mark V. Anquillare	PPIO	20	510,785	—

	Supplemental Plan	20	477,397	—

Kenneth E. Thompson	N/A	N/A	N/A	N/A

Nick Daffan	N/A	N/A	N/A	N/A

(1)

For a discussion of the assumptions used to calculate the amounts shown in this column, see Note 18 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2020.

34  |  Verisk 2021 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including our NEOs, are eligible to participate in the Supplemental Executive Retirement Savings Plan (the “Top Hat Plan”). The Top Hat Plan allows participants to elect to defer compensation on a non-tax qualified basis and provides a vehicle for the Company to provide, on a non-tax qualified basis, matching contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) Savings Plan due to limits imposed by IRS regulations. The deferred amounts are notionally invested in the same investment options selected by the participant under the 401(k) Savings Plan. Participants elect to receive payment at termination of employment or some other future date. See “Compensation Discussion and Analysis — Health, Welfare and Retirement Plans” on page 28 for additional information.

The following table sets forth information with respect to the Top Hat Plan.

2020 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Scott G. Stephenson	40,400	—	45,916	—	754,404

Lee M. Shavel	—	—	—	—	—

Mark V. Anquillare	20,551	—	177,772	—	1,037,977

Kenneth E. Thompson	11,360	—	31,262	—	224,611

Nick Daffan	—	—	—	—	—

(1)	All amounts shown are also included in the 2020 Summary Compensation table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments Upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

In October 2009, in connection with our IPO, the Company entered into Change in Control Severance Agreements with Mr. Stephenson, Mr. Anquillare, and Mr. Thompson. In connection with the hiring of Mr. Shavel as our new Chief Financial Officer, the Company entered into a Change in Control Severance Agreement with Mr. Shavel effective November 2017. Mr. Daffan is not party to a Change in Control Severance Agreement. The Change in Control Severance Agreements incorporate provisions for payments to be made to the recipients upon termination of their employment in connection with a change of control. Payments will be due under these agreements in the event the recipient’s employment is involuntarily terminated by the Company without “cause,” or is voluntarily terminated by the recipient for “good reason,” which are defined in the agreements, within a two-year period following a “change in control,” which is defined in the agreements.

These agreements provide that, upon a qualifying termination event, a recipient will be entitled to:

(i)	a pro rata STI award for the year of termination;
(ii)	a severance payment equal to two times the sum of the recipient’s base salary and target bonus amount;

(iii)	continuation of health benefits (at the NEO’s expense) for 18 months; and

(iv)	immediate vesting of any remaining unvested equity awards (except for PSUs which are subject to the terms described below).

The severance and pro rata bonus amounts will be payable in cash, in a lump sum, to the recipients. Receipt of these benefits is conditioned upon the recipient executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and nonsolicitation obligations for a period of 24 months. If these agreements had been in place at December 31, 2020, in the event of a qualifying termination, Mr. Stephenson would be entitled to cash payments totaling $6,500,000; Mr. Shavel would be entitled to cash payments totaling $3,774,875; Mr. Anquillare would be entitled to cash payments totaling $3,774,875; and Mr. Thompson would be entitled to cash payments totaling $2,377,500. In connection with his upcoming retirement effective April 5, 2021, Mr. Thompson entered into a Transition and Separation Agreement, the terms of which are described in the Current Report on Form 8-K filed with the SEC on November 9, 2020.

None of our NEOs will be entitled to excise tax gross-ups as their respective agreements do not provide for such payments.

Verisk 2021 Proxy Statement  |  35

Executive Compensation

The 2013 Equity Incentive Plan and its predecessor plan, the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan,” together with the 2013 Equity Incentive Plan, the “Incentive Plans”), both provide that the Compensation Committee will determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

The award agreements with respect to currently outstanding options and restricted stock held by the NEOs under the Incentive Plans provide that in the event of the NEO’s death, “disability,” “retirement,” or termination of employment for “good reason” or without “cause” within two years following a “change in control” (as such terms are defined under the Incentive Plans), the options will vest and become immediately exercisable with respect to the number of unexercised shares covered by the option and the unvested shares of restricted stock will become fully vested. Based on the closing price of our Common Stock on December 31, 2020, the number of options that would become vested for our NEOs, minus the exercise price of those options, and the number of unvested restricted stock shares that would become vested for our NEOs, in the event of a qualifying termination event on December 31, 2020, the acceleration of option and restricted stock vesting would have a value of $22,419,965 for Mr. Stephenson, $5,492,946 for Mr. Shavel, $8,434,448 for Mr. Anquillare, $5,095,860 for Mr. Thompson, and $5,186,016 for Mr. Daffan.

The award agreements with respect to currently outstanding PSUs held by the NEOs under the 2013 Equity Incentive Plan provide that:

(1)

in the event of a NEO’s death or “disability” (as defined under the PSU award agreement), at any time during the “performance period” (as defined under the PSU award agreement), the PSUs shall immediately vest and the “performance condition” shall be deemed to have been satisfied at the target level;

(2)	in the event of a NEO’s retirement (as defined under the PSU award agreement), the PSUs shall immediately vest and the “performance condition” shall be measured at the end of the “performance period”;

(3)	in the event of a “change of control” (as defined under the PSU award agreement),

a.

(i) within the first year of the “performance period,” the “performance condition” shall be deemed to have been satisfied at the target level, or (ii) on or after the first anniversary of the commencement of the “performance period” but prior to the end of the “performance period,” the “performance condition” shall be measured from the commencement of the performance period to the date of the “change of control,” and

b.

the “service condition” shall remain in effect; provided, however, if the “change of control” is accompanied or followed by a “double trigger event” (as defined under the PSU award agreement), the PSUs shall immediately vest.

The following table sets forth the value of the PSUs that would have been payable to the NEOs in the event of a qualifying termination on December 31, 2020 based on the closing price of our Common Stock on such date.

			Change of Control

					Occurrence of Double Trigger Event

Name	Death or Disability ($)	Retirement ($)(1)	Within first year of Performance Period ($)	On or after first anniversary of Performance Period start ($)(1)	Within first year of Performance Period ($)(2)	On or after first anniversary of Performance Period start ($)(1)(2)

Scott G. Stephenson	7,991,021	7,991,021	7,991,021	7,991,021	7,991,021	7,991,021

Lee M. Shavel	2,100,546	2,100,546	2,100,546	2,100,546	2,100,546	2,100,546

Mark V. Anquillare	2,698,405	2,698,405	2,698,405	2,698,405	2,698,405	2,698,405

Kenneth E. Thompson	1,599,148	1,599,148	1,599,148	1,599,148	1,599,148	1,599,148

Nick Daffan	1,765,343	1,765,343	1,765,343	1,765,343	1,765,343	1,765,343

(1)	For purposes of measuring the achievement of the “performance condition” for the applicable “performance period,” amounts shown assume the achievement of the performance condition at the target level.
(2)	Amounts shown assume the “double trigger event” occurs on the same date as the “change of control event.”

36  |  Verisk 2021 Proxy Statement

Executive Compensation

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2020, concerning the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	5,312,103	$100.64	3,104,938

Equity compensation plans not approved by security holders(2)	254,386	$43.05	—	(3)

(1)

Reflects the 2013 Equity Incentive Plan. See “Verisk Analytics, Inc. 2013 Equity Incentive Plan” included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 1, 2013, and Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the material features of our 2013 Equity Incentive Plan. As noted in this Proxy Statement, the Board of Directors has adopted, subject to shareholder approval at the 2021 Annual Meeting, the 2021 Equity Incentive Plan which, if approved, will replace the 2013 Equity Incentive Plan and no further awards will be granted under the 2013 Equity Incentive Plan.

(2)

Reflects the 2009 Equity Incentive Plan. See “Verisk Analytics, Inc. 2009 Equity Incentive Plan” included in our Registration Statement on the Form S-1/A filed on September 21, 2009 and Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the material features of our 2009 Equity Incentive Plan.

(3)	On May 15, 2013, the 2009 Equity Incentive Plan was terminated and no new equity awards can be granted under this plan.

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2020:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $76,385;

•	the annual total compensation of our Chief Executive Officer was $10,013,372; and

•	the ratio of these two amounts was 131 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. As we reported in Item 1, Business, in our Annual Report on Form 10-K for the year ended December 31, 2020, our employee population con-

sisted of 8,960 individuals, of which approximately 66% were located in the United States and 34% were located in jurisdictions outside the United States. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees.

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 436 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: approximately 5 employees from Argentina; approximately 3 employees from Austria; approximately 2 employees from Bahrain; approximately 2 employees from Belgium; approximately 1 employee from Bermuda; approximately 15 employees from Brazil; approximately 22 employees from Bulgaria; approximately 120 employees from Canada; approximately 2 employees from Czech Republic; approximately 23 employees from Denmark; approximately 4 employees from France; approximately 1 employee from Hong Kong; approximately 1 employee from Indonesia; approximately 29 employees from Ireland; approximately 13 employees from Israel; approximately 1 employee from Italy; approximately 19 employees from Japan; approximately 1 employee from Kazakhstan; approximately 6 employees from Malaysia; approximately 18 employees from Mexico; approximately 26 employees from Netherlands; approximately 19 employees from New Zealand; approximately 1 employee from Nigeria; approximately 1 employee from Peru; approximately 41 employees from Poland;

Verisk 2021 Proxy Statement  |  37

Executive Compensation

approximately 35 employees from Russia; approximately 3 employees from South Africa; approximately 4 employees from South Korea; approximately 1 employee from Taiwan; approximately 1 employee from Thailand; and approximately 16 employees from United Arab Emirates.

After taking into account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 8,524 individuals.

To identify our “median employee” from our total adjusted employee population, we compared the amount of base wages of our employees as reflected in our payroll records. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States.

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2020 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2020 (as set forth in the 2020 Summary Compensation Table on page 31 of this Proxy Statement). Our CEO’s annual total compensation for 2020 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2020 Summary Compensation Table.

38  |  Verisk 2021 Proxy Statement

Certain Relationships and Related Transactions

Statement of Policy Regarding Transactions with Related Persons

There were no related person transactions in 2020.

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons and has designated the Nominating and Corporate Governance Committee to oversee it. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the corporate secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest). The corporate secretary will then promptly communicate that information to the Nominating and Corporate Governance

Committee, which must approve or ratify any related person transactions. Any directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In reviewing a transaction, the Nominating and Corporate Governance Committee will consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No related person transaction will be approved or ratified unless, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

Verisk 2021 Proxy Statement  |  39

Item 2 — Approval of the Compensation

of the Company’s Named Executive Officers

on an Advisory, Non-binding Basis

At the 2017 Annual Meeting of Shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board of Directors determined that we would conduct such a vote on an annual basis. Accordingly, and pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to approve the compensation of our named executive officers for 2020 as disclosed in this Proxy Statement on an advisory, non-binding basis (“say-on-pay”) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors and the Compensation Committee will take into account the outcome of the say-on-pay vote when considering future executive compensation decisions for named executive officers.

The Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2020 described in this Proxy Statement, including the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and the Company’s performance and will assist the Company in retaining our senior leadership team. You are strongly encouraged to read the full details of our executive compensation programs and policies under the section titled “Executive Compensation” above.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

40  |  Verisk 2021 Proxy Statement

Item 3 — Approval of the Verisk Analytics, Inc. 2021 Equity Incentive Plan

Overview

Equity-based compensation serves as an important part of the Company’s overall compensation program as it enables the Company to attract, motivate and retain highly qualified employees and to align their interests with those of the Company’s shareholders. The Company currently maintains the 2009 Equity Incentive Plan and the 2013 Equity Incentive Plan (together, the “Prior Plans”) which have been successful for attracting and retaining selected individuals to contribute to the Company’s success and to achieve long-term objectives that benefit shareholders. Following the approval of the 2013 Equity Incentive Plan by shareholders, no further awards were granted under the 2009 Equity Incentive Plan. In order to be able to continue to provide equity-based compensation to and incentivize key service providers, our Board of Directors is seeking shareholder approval of the 2021 Equity Incentive Plan, which is intended to be the successor to and replace the 2013 Equity Incentive Plan.

On February 16, 2021 (the “Effective Date”) the Compensation Committee of our Board of Directors adopted the 2021 Equity Incentive Plan, subject to shareholder approval at the 2021 Annual Meeting (the “Approval Date”). In designing the 2021 Equity Incentive Plan, our Compensation Committee carefully considered the Company’s anticipated future equity needs, historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The number of shares of our Common Stock available for issuance under the 2021 Equity Incentive Plan as of the Approval Date will be 16,000,000, reduced by (i) one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the 2013 Equity Incentive Plan, and (ii) two and one-half shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the 2013 Equity Incentive Plan. The share pool of 16,000,000 includes 3,104,938 shares that were available for issuance under the 2013 Equity Incentive Plan as of December 31, 2020, plus 12,895,062 “new” shares.

If approved by shareholders, the 2021 Equity Incentive Plan will replace the 2013 Equity Incentive Plan for any new grants made after the Approval Date. If shareholders do not approve the 2021 Equity Incentive Plan, then it will not be adopted and no grants will be made under it. In such event, the 2013 Equity Incentive Plan will remain in effect for purposes of new grants.

Key Data

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2009 Equity Incentive Plan and the 2013 Equity Incentive Plan, as of December 31, 2020:

Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full- Value Awards (RSUs and PSUs at Target)	Shares Remaining Available for Future Grants(2)
5,611,777	535,663	3,104,938

(1)	As of December 31, 2020, there were a total of 5,611,777 stock options outstanding with a weighted average exercise price of $98.28 and a weighted average remaining term of 6.02 years.
(2)	Under the 2013 Equity Incentive Plan only.

Determination of Number of Shares to Add to the 2021 Equity Incentive Plan

Awards Are an Important Part of Our Compensation Philosophy

As noted above, equity-based compensation serves as an important part of the Company’s overall compensation program as it enables the Company to attract, motivate and retain highly qualified employees and to align their interests with those of the Company’s shareholders. The 2021 Equity Incentive Plan is intended to ensure that we will continue to have a reasonable number of shares available under our compensation plans to provide us with flexibility to meet future compensation needs. We do not view the number of shares that currently remain available for grant under the 2013 Equity Incentive Plan as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the 2021 Equity Incentive Plan is intended to provide us with sufficient shares for several years, although the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, and equity award type mix.

Verisk 2021 Proxy Statement  |  41

Item 3

Historic Use of Equity and Outstanding Awards

The following table provides certain additional information regarding our historical annual burn rate for awards and shares authorized and outstanding and available for grant:

Historic Annual Burn Rate for Awards

Fiscal Year	2018(1)	2019(1)	2020(1)

Stock options granted	958,332	920,398	936,843

Full value time-based awards granted	207,041	167,231	163,441

Full value performance-based awards earned	0	0	0

Weighted-average shares of Common Stock outstanding	164,808,110	163,535,438	162,610,586
Gross burn rate (2)	0.71%	0.67%	0.68%

(1)	All data is presented consistently with the Company’s most recently filed Annual Report on Form 10-K.
(2)	The gross burn rate is calculated as follows: shares granted in the fiscal year divided by weighted-average shares of Common Stock outstanding for the applicable fiscal year.

Potential Dilution and Overhang from the 2021 Equity Incentive Plan

As discussed in further detail below, the 2021 Equity Incentive Plan, if approved, will provide for the grant of up to 16,000,000 shares, which includes 3,104,938 shares that were available for issuance under the 2013 Equity Incentive Plan as of December 31, 2020, plus 12,895,062 “new” shares. The 16,000,000 shares (total pool) or 12,895,062 shares (incremental increase) represent approximately 9.8% or 7.9%, respectively, of the Company’s outstanding shares of Common Stock measured as of December 31, 2020. If the 2021 Equity Incentive Plan is approved, fully diluted overhang would be approximately 12.0% (calculated with a numerator equal to the outstanding (6,147,440) and available awards (16,000,000) under the 2021 Equity Incentive Plan, and a denominator equal to the Company’s outstanding shares of Common Stock, measured as of December 31, 2020 (162,817,526) plus outstanding (6,147,440) and available awards (16,000,000) under the 2021 Equity Incentive Plan). As described above, if the 2021 Equity Incentive Plan is approved and awards are granted under the 2013 Equity Plan after December 31, 2020 and prior to the effectiveness of the 2021 Equity Incentive Plan, the maximum number of shares available for issuance under the 2021 Equity Incentive Plan will be reduced by any shares issued pursuant to such awards at the applicable fungible ratio.

The number of shares of Common Stock outstanding as of December 31, 2020 was 162,817,526 and, the closing price of the common stock on the Nasdaq Global Market was $207.59 per share.

Considerations for the Approval of the 2021 Equity Incentive Plan

Governance Best Practices

The 2021 Equity Incentive Plan contains corporate governance features that our Compensation Committee believes are consistent with the interests of shareholders and sound governance principles. These features include the following:

•	No evergreen provision. The 2021 Equity Incentive Plan provides for a specific number of shares of our Common Stock available for awards and does not contain an annual or automatic increase in the number of available shares.

•	Non-employee director limits. The 2021 Equity Incentive Plan provides that the aggregate grant date fair value of awards granted to, plus the total cash compensation paid to, any non-employee director in any single calendar year may not exceed $750,000.

•	No discount options. Stock options or stock appreciation rights (“SARs”) may not be granted or awarded with a then-established exercise price of less than the fair market value of a share of our Common Stock on the grant date.

•	No repricing. The repricing of stock options and SARs is prohibited without shareholder approval. This prohibition applies both to repricings that involve lowering the exercise price of a stock option or SAR as well as repricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•	Clawback feature. Awards under the 2021 Equity Incentive Plan may be subject to recoupment or clawback as may be required under any applicable Company policy (including the Company’s executive incentive compensation recovery policy, as amended from time to time) or by law, regulation or stock exchange listing requirement.

•	No tax gross-ups. Participants under the 2021 Equity Incentive Plan are not entitled to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the plan.

•	Compensation Committee oversight. The 2021 Equity Incentive Plan is administered by the Compensation Committee as the administrator, which is comprised solely of non-employee, independent directors.

•

Stock ownership guidelines. The Company’s executive officers (including all NEOs) and directors are subject to stock ownership guidelines to ensure the alignment of their goals with the interests of our shareholders. For

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Item 3

additional details regarding the Company’s stock ownership guidelines, see pages 15 and 29.

Summary of 2021 Equity Incentive Plan

The following is a brief description of the material features of the 2021 Equity Incentive Plan. The full text of the 2021 Equity Incentive Plan is set forth in Appendix B to this Proxy Statement. The description set forth below is qualified in its entirety by reference to Appendix B.

Purpose of the 2021 Equity Incentive Plan

The purpose of the 2021 Equity Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the awards under the 2021 Equity Incentive Plan.

Shares Available

Subject to adjustments for changes in capitalization and the share counting provisions described in the paragraphs that follow, the number of shares of our Common Stock available for issuance under the 2021 Equity Incentive Plan as of the Approval Date will be 16,000,000, reduced by (i) one share for every one share that was subject to an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the 2013 Equity Incentive Plan, and (ii) two and one-half shares for every one share that was subject to an award other than an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the 2013 Equity Incentive Plan. Any shares granted in connection with options and stock appreciation rights under the 2021 Equity Incentive Plan will be counted against this limit as one share for every one option or stock appreciation right awarded. Any shares granted in connection with awards under the 2021 Equity Incentive Plan other than options and stock appreciation rights will be counted against this limit as two and one-half shares for every one share granted in connection with the award.

If any shares subject to an award under the 2021 Equity Incentive Plan or, after December 31, 2020, the Prior Plans, are forfeited, an award under the 2021 Equity Incentive Plan or, after December 31, 2020, the Prior Plans, expires or otherwise terminates without issuance of shares, or an award under the 2021 Equity Incentive Plan or, after December 31, 2020, the Prior Plans, is settled for cash, the shares will again be available for issuance under the 2021 Equity Incentive Plan (i) on a one-for-one basis if the shares were subject to options or stock appreciation rights, and (ii) on a two and one-half-for-one basis if the shares were subject to awards other than options or stock appreciation rights. In addition, if any shares are delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an award that is not an option or stock appreciation right, the shares will again be available for issuance under the

2021 Equity Incentive Plan on a two and one-half-for-one basis.

Shares subject to an award under the 2021 Equity Incentive Plan or the Prior Plans will not again be available for issuance under the 2021 Equity Incentive Plan if the shares are (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an option or stock appreciation right, or (iii) shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right. Shares repurchased in the open market with the proceeds from the exercise of an option under the 2021 Equity Incentive Plan or an option under the Prior Plans will not be added to the shares available for issuance under the 2021 Equity Incentive Plan. Also, shares underlying awards issued by the Company in assumption of or substitution for awards issued by a company acquired by the Company (“Substitute Awards”) will not reduce the number of shares available for issuance under the 2021 Equity Incentive Plan.

The shares are subject to adjustment or substitution in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares.

Forms of Awards

Awards under the 2021 Equity Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (or SARs), (iii) restricted stock, (iv) restricted stock units (or RSUs), (v) performance awards (including cash) and (vi) other share-based awards.

Award Limits

Subject to adjustment as described above, any shares of Common Stock then available under the 2021 Equity Incentive Plan may be granted as incentive stock options to participants under the 2021 Equity Incentive Plan, and no more than 1,350,000 shares of Common Stock may be subject to options or SARs granted to any participant during any 12-month period. No participant may be awarded restricted stock awards, RSU awards, performance awards or other share-based awards in any 12-month period that are comprised or relate to more than 450,000 shares of Common Stock.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $750,000.

Eligibility

Employees, non-employee directors and consultants are eligible for awards under the 2021 Equity Incentive Plan. The Compensation Committee may also grant Substitute Awards in

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connection with acquisitions and business combinations. As of December 31, 2020, there were 8,960 employees and 11 non-employee directors eligible to receive awards under the 2021 Equity Incentive Plan. The basis for participation in the 2021 Equity Incentive Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2021 Equity Incentive Plan’s purposes of attracting and retaining selected individuals who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the awards under the 2021 Equity Incentive Plan. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2021 Equity Incentive Plan.

Administration

The Compensation Committee will oversee the administration of the 2021 Equity Incentive Plan with the authority to interpret the 2021 Equity Incentive Plan and make all determinations necessary or desirable for the administration of the 2021 Equity Incentive Plan. The Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award. To the extent permitted by applicable law, the Compensation Committee may delegate to a committee of one or more directors some or all of its authority under the 2021 Equity Incentive Plan and to one or more executive officers the right to grant awards under the 2021 Equity Incentive Plan to employees who are not directors or executive officers of the Company.

Key Terms of Awards

Options. Options are rights to purchase shares of our Common Stock at a price and during a period determined by the Compensation Committee. The exercise price of an option will not be less than the fair market value of our Common Stock on the date of the option grant. Options generally expire no later than 10 years after the date of grant except in the event of death or disability (other than with respect to an incentive stock option).

SARs. An SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (i) the fair market value of one share of our Common Stock on the date of exercise (or such amount less than such fair market value as the Compensation Committee will determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date of grant. The Compensation Committee may award SARs in tandem with any option, any award (other than an option) or without regard to any option or other award. The Compensation Committee will determine whether settlement of an SAR will be made in cash, in whole shares or other property.

Restricted Stock/RSUs. Restricted stock is any share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such share and with such other restrictions as the Compensation Committee, in its sole discretion, may impose. An RSU is an award that is valued by reference to a share, which value may be paid to the participant by delivery of shares, cash or other property as determined by the Compensation Committee. Restrictions on restricted stock and RSUs may lapse separately or in combination at such times, in installments or otherwise, as the Compensation Committee deems appropriate. Holders of restricted stock awards will have all of the rights of a stockholder, including the right to vote the shares of Common Stock and receive distributions made with respect to such shares. Holders of RSUs will not have the voting and distribution rights of a stockholder until the shares underlying the award are issued to the participant, but may receive dividend equivalent rights with respect to such shares, as determined by the Compensation Committee in its discretion. Any such dividends, distributions or dividend equivalents on restricted stock or RSUs will be subject to the same vesting or performance conditions as the underlying award.

Performance Awards. Performance awards are the award of cash, shares or units (valued by reference to shares or other property) that will be earned by the participant upon the achievement of performance goals established by the Compensation Committee. The Compensation Committee will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, shares or other property as will be determined by the Compensation Committee. The Compensation Committee may, in its discretion, reduce the amount otherwise payable in connection with a performance award. Any dividends, distributions or dividend equivalents on performance awards will be subject to the same vesting or performance conditions as the underlying award.

Other Share-Based Awards. The 2021 Equity Incentive Plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, shares or other property. Other share-based awards will also be available as a form of payment of other awards granted under the 2021 Equity Incentive Plan and other earned cash-based compensation. Any dividends, distributions or dividend equivalents on other share-based awards will be subject to the same vesting or performance conditions as the underlying award.

No Repricing

The 2021 Equity Incentive Plan prohibits option and SAR repricings (except for permitted anti-dilution adjustments under the 2021 Equity Incentive Plan) unless stockholder approval is obtained. For purposes of the 2021 Equity Incentive Plan, a “repricing” includes a reduction in the exercise price of an option or the grant price of a SAR, the cancellation of an option or SAR in exchange for a new option or SAR with an exercise or grant price that is lower than the exercise or grant price of the cancelled option or SAR, the cancellation of an option or SAR in exchange for cash or another award under the 2021 Equity Incentive Plan if the

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exercise price or grant price of the option or SAR is greater than the fair market value of the shares of Common Stock, or any other action with respect to an option or SAR that may be treated as a repricing under the rules of the principal securities exchange on which the shares of Common Stock are traded.

Dividend Equivalents

The Compensation Committee may determine in its sole discretion to grant cash, stock or other property dividends with respect to the number of shares underlying an outstanding award under the 2021 Equity Incentive Plan, other than an option or SAR. Any such amounts and dividend equivalents will be subject to the same vesting or performance conditions as the underlying award.

Change in Control

The Compensation Committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of a change in control of the Company.

Termination of Employment

The Compensation Committee will determine and set forth in each award agreement whether any awards granted pursuant to such award agreement will continue to be exercisable, continue to vest or become vested and/or earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant’s employment or services will be determined by the Compensation Committee, which determination will be final.

Transferability of Awards

With respect to any award or any shares as to which any applicable restriction, performance or deferral period has not lapsed, such award or shares, as applicable, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Other than with respect to incentive stock options, a participant may assign or transfer an award, without consideration, to a permitted assignee provided that such permitted assignee will be bound by and subject to all of the terms and conditions of the 2021 Equity Incentive Plan and the applicable award agreement. A permitted assignee includes (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders.

Cancellation, Forfeiture or Recoupment

An award agreement may provide that an award will be cancelled, forfeited or recouped upon the occurrence of certain specified events, which may include a termination of employment or services, violation of material policies, breach of requirements to comply with minimum share ownership requirements or violation of a restrictive covenant, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may provide in an award agreement that if the participant established a relationship with a competitor or engages in an activity that is in conflict with or adverse to the interests of the Company or any subsidiary, the participant will forfeit any income or gain realized on the grant, vesting or exercise of the award and must repay such income or gain to the Company. All awards are subject to recoupment in accordance with any clawback policy that the Company adopts, including any such policy the Company is required to adopt pursuant to applicable law, rules or regulations.

Amendment and Termination of the 2021 Equity Incentive Plan

The Board of Directors may, from time to time, alter, amend, suspend or terminate the 2021 Equity Incentive Plan as it may deem advisable, subject to any requirement for shareholder approval imposed by applicable tax or regulatory requirement or other applicable law, including the rules and regulations of the principal securities market on which the Company’s shares are traded. In addition, no amendments to, or termination of, the 2021 Equity Incentive Plan shall materially impair the rights of a participant under any award previously granted without such Participant’s consent, except (x) to the extent necessary to conform the provisions of the award with Section 409A of the Internal Revenue Code of 1986 (the “Code”) or any other provision of the Code or other applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any awards (including any amounts or benefits arising from such awards).

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the 2021 Equity Incentive Plan, as the Compensation Committee may determine.

Effective Date

The 2021 Equity Incentive Plan became effective on the Effective Date subject to approval by the shareholders. As of the Approval Date, no further awards will be granted under the 2013 Equity Incentive Plan.

Term of the 2021 Equity Incentive Plan

Awards may be granted under the 2021 Equity Incentive Plan at any time and from time to time on or prior to the 10th anniversary of the Approval Date, unless the Board of Directors adopts a resolution terminating the 2021 Equity Incentive Plan or the maximum number of shares of Common Stock available

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for issuance under the 2021 Equity Incentive Plan has been issued prior to such date, on which date the 2021 Equity Incentive Plan will expire except as to awards then outstanding. Such outstanding awards will remain in effect until they have been exercised or terminated, or have expired.

U.S. Federal Income Tax Consequences of Awards

There will be no U.S. federal income tax consequences to the participant or us upon the grant of an option under the 2021 Equity Incentive Plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the option. We will generally be entitled to a tax deduction in the same amount.

Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares acquired on exercise. If the option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the option within two years from the date the option was granted and within one year after the exercise of the option, the gain on the sale will be treated as long-term capital gain. We are not entitled to any tax deduction with respect to the grant or exercise of incentive stock options, except that if the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and we will generally be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an incentive stock option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

There will be no U.S. federal income tax consequences to either the participant or us upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. We will generally be entitled to a deduction equal to the amount includible in the participant’s income.

Unless a participant makes a “Section 83(b) election” under the Code, there will be no U.S. federal income tax consequences to either the participant or us upon the grant of restricted stock until expiration of the applicable restricted period and the satisfaction of any other conditions applicable to the restricted stock. At that time, the participant generally will recognize taxable income equal to the then fair market value for the shares. We will generally be entitled to a corresponding tax deduction.

There generally will be no U.S. federal income tax consequences to the participant or us upon the grant of performance awards (unless the participant makes a “Section 83(b) election” under the Code, where applicable) or RSUs. Participants generally will recognize taxable income at the time when such awards are paid, settled or vested, as applicable, in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.

This summary is limited to the federal tax issues addressed in this summary. It was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be asserted under the Code.

Registration with the SEC

If the shareholders approve this proposal, we will file with the Securities and Exchange Commission, as soon as reasonably practicable after such approval, a registration statement on Form S-8 relating to the additional shares of Common Stock available for issuance under the 2021 Equity Incentive Plan.

New Plan Benefits

Any awards under the 2021 Equity Incentive Plan will be at the discretion of the Compensation Committee. It is not possible at present to determine the amount or the form of any award that will be granted to any individual during the term of the 2021 Equity Incentive Plan, or to determine the benefits or amounts that would have been received by or allocated to participants for 2020 under the 2021 Equity Incentive Plan if the 2021 Equity Incentive Plan was then in effect, as described in the federal proxy rules.

Our Board unanimously recommends a vote “FOR” the Verisk Analytics, Inc. 2021 Equity Incentive Plan. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

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Item 4 — Ratification of the Appointment of Verisk’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for 2021 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2021 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. The Audit Committee will consider the result of the vote, but may decide to continue to retain Deloitte & Touche or appoint a different auditor regardless of the vote outcome if the Audit Committee believes it is in the best interest of the Company.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses, in thousands) billed in 2020 and 2019 for professional services provided by Deloitte & Touche.

	2020	2019
Audit fees(1)	$2,311	$2,302
Audit-related fees(2)	839	516
Tax fees(3)	649	742

Total	$3,799	$3,560

(1)

Audit fees consisted of fees billed for audits of our consolidated financial statements included in our Annual Reports on Form 10-K and in our Registration Statements on Form S-3 and Form S-8, and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted of fees incurred in conjunction with regulatory audits, due diligence, accounting consultations and audits related to acquisitions and dispositions.
(3)	Includes tax compliance and other tax services not related to the audit.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditor to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditor and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $250,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chairman of the Audit Committee so long as the entire Audit Committee is informed at its next meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and PCAOB rules and regulations. In accordance with this preapproval policy, all audit and nonaudit services were preapproved by the Audit Committee in 2020.

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Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at the “Corporate Governance — Governance Documents” link under the “Investors” link at www.verisk.com. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the Nasdaq listing rules and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held seven meetings during 2020, and has met in 2021 to discuss the Company’s financial statements for the year ended December 31, 2020. With respect to the year ended December 31, 2020, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings releases;

•	reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2020 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the internal auditor, the General Counsel and Company management in executive sessions;

•	reviewed and discussed certain critical accounting policies; and

•	reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition.

The Audit Committee discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. These reviews included discussions with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and represented that it is independent from the Company. The Audit Committee discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, compromise independence.

During 2020, the Audit Committee received regular updates on the amount of fees and scope of audit and audit-related services provided. In addition, the Audit Committee reviewed and approved audit and non-audit services provided by Deloitte & Touche pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditor as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor.”

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Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also appointed Deloitte & Touche as the Company’s independent auditor for 2021 and is presenting the appointment to the shareholders for ratification.

Respectfully submitted,

Bruce Hansen (Chair)

Laura K. Ipsen

Samuel G. Liss

Andrew G. Mills

David B. Wright

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Shareholder Proposals

Shareholder Proposals for the 2022 Annual Meeting.     Shareholders intending to present a proposal at the 2022 annual meeting and have it included in our proxy statement for that meeting under Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than December 3, 2021.

Shareholder Nominations or Other Proposals for the 2022 Annual Meeting.    Pursuant to our proxy access bylaw provision, one, or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting the greater of two or up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than November 3, 2021 and no later than December 3, 2021, assuming we do not change the date of our 2022 annual meeting by more than 30 days before or after the anniversary date of our 2021 annual meeting.

Shareholders of record wishing to present a proposal or nomination at the 2022 annual meeting, but not requiring the proposal be included in our proxy statement, must comply with the requirements set forth in our bylaws. For the 2022 annual meeting of shareholders, shareholders of record must submit the nomination or proposal, in writing, no earlier than February 18, 2022, and no later than March 20, 2022. As required by our bylaws, the written notice must demonstrate that it is being submitted by a shareholder of record of Verisk. For nominations, it must include information about the director candidate such as name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send nominations to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

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Additional Voting Information

Submitting Voting Instructions for Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•	Discretionary Items. The ratification of the appointment of Verisk’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

•	Nondiscretionary Items. The election of directors, the approval of the Verisk Analytics, Inc. 2021 Equity Incentive Plan and the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will return the proxy card without voting on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the approval of the Verisk Analytics, Inc. 2021 Equity Incentive Plan and the approval of the compensation of named executive officers on an advisory, non-binding basis.

Submitting Voting Instructions for Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. The deadline for submitting your proxy via the Internet or by telephone is 11:59 p.m., EDT, on May 18, 2021. Submitting your proxy will not limit your right to vote during at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares held in the ESOP.    Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, GreatBanc Trust Company, how to vote all shares of Verisk Common Stock allocated to their accounts. The Plan Trustee will vote the ESOP shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management unless required by law.

Revoking Your Proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to the Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting during the virtual annual meeting. Attending the virtual annual meeting does not revoke your proxy unless you vote online during the meeting.

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Other Matters

Other Business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•	Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-4327 or may write to us at Investor Relations, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials.    Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-4327.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Disclaimer.    Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

52  |  Verisk 2021 Proxy Statement

Appendix A — Reconciliation of GAAP and Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and invest-

ors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company uses certain non-GAAP measures such as adjusted organic constant currency revenue growth and adjusted organic constant currency EBITDA growth as performance metrics in determining executive compensation.

Below is a reconciliation of the GAAP and non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(in millions)

	2020	2019
Revenues	$2,785	$2,607
Revenues from acquisitions and dispositions	(170)	(78)

Organic revenues	$2,615	$2,529

Net income	$ 713	$ 450
Depreciation and amortization of fixed assets	192	186
Amortization of intangible assets	166	138
Interest expense	138	127
Provision for income taxes	185	118

EBITDA	1,394	1,019

Litigation reserve	—	125
Acquisition-related costs (earn-outs)	2	74
(Gain) loss from dispositions	(19)	6

Adjusted EBITDA	1,377	1,224

Adjusted EBITDA from acquisitions and dispositions	(45)	(14)

Organic adjusted EBITDA	$1,332	$1,210

			Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2020
	2020	2019	Reported	Organic Constant Currency
Revenues	$2,785	$2,607	6.8%	3.3%
Adjusted EBITDA	$1,377	$1,224	12.4%	9.8%

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Appendix B — Verisk Analytics, Inc. 2021 Equity Incentive Plan

VERISK ANALYTICS, INC.

2021 EQUITY INCENTIVE PLAN

Verisk Analytics, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2021 Equity Incentive Plan (the “Plan”) subject to Section 12.13 of the Plan.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries (as defined below) in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the awards hereunder. The Plan shall be the successor to the Verisk Analytics, Inc. 2013 Equity Incentive Plan.

2. DEFINITIONS

2.1. “Approval Date” shall have the meaning set forth in Section 12.13.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.4. “Board” shall mean the Board of Directors of the Company.

2.5 “Change in Control” shall mean the occurrence of any one or more of the following events:

(i) any Person, other than 1. any employee plan established by the Company or any Subsidiary, 2. the Company or any of its affiliates, 3. an underwriter temporarily holding securities pursuant to an offering of such securities, or 4. an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such transaction, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person

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Appendix B

any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(iii) the sale or disposition by the Company of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions, and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be accelerated on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder, unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” for purposes of the rules of the applicable stock market or exchange on which the Shares are quoted or traded, to the extent required by such rules. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

2.8. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9. “Director” shall mean a non-employee member of the Board.

2.10. “Dividend Equivalents” shall have the meaning set forth in Section 11.5.

2.11. “Effective Date” shall have the meaning set forth in Section 12.13.

2.12. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14. “Executive Officer Annual Incentive Plan” shall mean the Verisk Analytics, Inc. Executive Officer Annual Incentive Plan, as in effect from time to time and any successor plan thereto.

2.15. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an interdealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an interdealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

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Appendix B

2.16. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.17. “Limitations” shall have the meaning set forth in Section 3.1(g).

2.18. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19. “Other Share-Based Awards” shall have the meaning set forth in Section 8.1.

2.20. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.21. “Payee” shall have the meaning set forth in Section 12.2.

2.22. “Performance Award” shall mean any Award subject, in whole or in part, to the terms, conditions or restrictions described in Article 9, pursuant to which the recipient may become entitled to receive cash, Shares, units or other securities or property issuable under the Plan, or any combination thereof, as determined by the Committee.

2.23. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 11.3.

2.25. “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.26. “Prior Plan” shall mean the Verisk Analytics, Inc. 2009 Equity Incentive Plan or the Verisk Analytics, Inc. 2013 Equity Incentive Plan.

2.27. “Prior Plan Award” shall mean an award granted under a Prior Plan.

2.28. “Restricted Stock Award” shall mean any Award consisting of a Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29. “Restricted Stock Unit Award” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.31. “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Article 6.

2.32. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.34. “Vested Options” shall mean Options that are vested and exercisable.

2.35. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

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Appendix B

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(e) and the other provisions of this Section 3.1, the number of Shares available for issuance under the Plan as of the Approval Date shall be 16,000,000 Shares, reduced by (i) one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the Verisk Analytics, Inc. 2013 Equity Incentive Plan, and (ii) two and one-half (2.5) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2020 and prior to the Approval Date under the Verisk Analytics, Inc. 2013 Equity Incentive Plan. Any Shares granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Option or Stock Appreciation Right awarded. Any Shares granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two and one-half (2.5) Shares for every one (1) Share granted in connection with such Award. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of Shares to which other then-outstanding Awards relate, exceeds the number of Shares reserved under this Section 3.1(a). Shares issued under the Plan shall be counted against this limit in the manner specified in this Section 3.1(a) and Sections 3.1(b), (c) and (d).

(b) If any Shares subject to an Award or, after December 31, 2020, a Prior Plan Award, are forfeited, an Award or a Prior Plan Award expires or otherwise terminates without issuance of Shares, or an Award or, after December 31, 2020, a Prior Plan Award, is settled for cash (in whole or in part), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan (i) on a one (1)-for-one (1) basis if such Shares were subject to Options or Stock Appreciation Rights (or options or stock appreciation rights that were Prior Plan Awards), and (ii) on a two and one-half (2.5)-for-one (1) basis if such Shares were subject to Awards other than Options or Stock Appreciation Rights (or if such Shares were subject to Prior Plan Awards other than options or stock appreciation rights). In addition, any Shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an Award that is not an Option or Stock Appreciation Right (or, after December 31, 2020, a Prior Plan Award that was not an option or stock appreciation right) shall again be available for issuance under the Plan on a two and one-half (2.5)-for-one (1) basis.

(c) Notwithstanding anything to the contrary in Section 3.1(b) above, Shares subject to an Award or a Prior Plan Award shall not again be available for issuance under the Plan if such Shares are (i) Shares tendered or withheld in payment of the exercise price of an Option (or an option that is a Prior Plan Award), (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an Option or Stock Appreciation Right (or an option or stock appreciation right that is a Prior Plan Award), or (iii) Shares covered by a stock-settled Stock Appreciation Right (or a stock-settled stock appreciation right that was a Prior Plan Award) that were not issued upon the settlement of the Stock Appreciation Right (or the stock appreciation right that was a Prior Plan Award). In addition, Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or an option that was a Prior Plan Award) shall not again be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(e) In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend or distribution), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, to prevent dilution or enlargement of the benefits or potential benefits

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Appendix B

intended to be made available under the Plan, including such adjustments in the aggregate number, class and kind of securities that may thereafter be made the subject of Awards, or that may be delivered, under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code.

(f) The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be the amount of available Shares set forth in Section 3.1(a), subject to adjustment as provided in Sections 3.1(a)-(e).

(g) Subject to adjustment as provided in Section 3.1(e), no Participant (i) may be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,350,000 Shares and (ii) may earn more than 450,000 Shares under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are denominated in Shares (collectively, the “Limitations”). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations set forth in this Section 3.1(g).

3.2. Source of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3. Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.    Any Employee, Director or Consultant shall be eligible to be selected by the Committee as a Participant. The Committee may grant Substitute Awards to holders of equity awards issued by a company acquired by the Company or with which the Company combines.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee (or its delegate, to the extent applicable, pursuant to Section 4.2(c)) shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees, Directors or Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the Participant’s death, disability, retirement or termination of employment, a Change in Control or for any other reason deemed reasonable by the Committee; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations;

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Appendix B

(xii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent permitted by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by Section 157(c) of the Delaware General Corporation Law), to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5. OPTIONS

5.1. Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. Options may be designated as Incentive Stock Options, as determined by the Committee; provided that an Incentive Stock Option may be granted only to Employees who are employees of the Company or any parent corporation of the Company within the meaning of Section 424(e) of the Code or a Subsidiary, including a Subsidiary which becomes such after adoption of the Plan.

5.2. Award Agreements.    All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.

5.4. Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability (other than with respect to an Incentive Stock Option); provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5. Exercise of Options.    (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 11.3) thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Full payment of the exercise price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value); (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price; (iv) by withholding Shares otherwise issuable in connection with the exercise of the Option; (v) through any other method specified in an Award Agreement (including same-day sales through a broker); or (vi) any combination of any of the foregoing, as may be provided in the Award Agreement. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

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Appendix B

5.6. Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of a Restricted Stock Award or other similar securities.

5.7. An Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the exercise price per Share of the Option, if the Participant has not exercised the Option, and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver Shares to the Participant in accordance with this Section 5.7, reduced by the number of Shares required for payment of the exercise price and for payment of withholding taxes; any fractional Share shall be settled in cash.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Award (including an Option) granted under the Plan or at any subsequent time during the term of such Award, or (b) without regard to any Award in each case upon such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may establish in its sole discretion.

6.2. Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 3.1(e), shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than 100% of the Fair Market Value of one Share on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in tandem with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability (other than with respect to a Stock Appreciation Right granted in tandem with an Incentive Stock Option).

(e) An Award Agreement may provide that if, on the last day of the term of a Stock Appreciation Right, the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section 6.2(e), reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.    Restricted Stock Awards and Restricted Stock Unit Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan, and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of a Restricted Stock Award or Restricted Stock Unit Award.

7.2. Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock Awards and Restricted Stock Unit Awards.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award

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Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess the rights of a stockholder, including voting rights and the right to receive distributions, with respect to such Award unless and until a Share is issued to the Participant to settle the Restricted Stock Unit Award, but may, as determined by the Committee in its sole discretion, receive Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as such Restricted Stock Award or Restricted Stock Unit Award and shall not be paid/settled unless and until the underlying Award vests. The Committee may provide in an Award Agreement that a Restricted Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

7.4. Issuance of Shares.    Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock Award.

8. OTHER SHARE-BASED AWARDS

8.1. Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements.    The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as such Other Share-Based Award and shall not be paid/settled unless and until the underlying Award vests.

8.3. Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1. Grants.    Performance Awards may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.

9.2. Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have dividends or Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding anything in the Plan to the contrary, any Shares or any other property distributed as a dividend, Dividend Equivalent or otherwise with respect to any Performance Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as such Performance Award and shall not be paid/settled unless and until the underlying Award vests.

9.3. Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment.     Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

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10. PERFORMANCE CRITERIA

10.1. Performance Criteria.    (a) If the Committee determines that an Award is intended to be subject to this Article 10, the grant of such Award or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, may be subject to the achievement of one or more performance goals established by the Committee which may be based on the attainment of specified levels of one or any combination of the following (and which performance goals may or may not be measured in accordance with generally accepted accounting principles):

(i) net sales;

(ii) revenue;

(iii) revenue growth or product revenue growth;

(iv) operating income (before or after taxes);

(v) pre- or after-tax income (before or after allocation of corporate overhead and bonus);

(vi) earnings per share;

(vii) net income (before or after taxes);

(viii) return on equity;

(ix) total shareholder return;

(x) return on assets or net assets;

(xi) appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company;

(xii) market share;

(xiii) gross profits;

(xiv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(xv) economic value-added models or equivalent metrics;

(xvi) comparisons with various stock market indices;

(xvii) reductions in costs;

(xviii) cash flow or cash flow per share (before or after dividends);

(xix) return on capital (including return on total capital or return on invested capital);

(xx) cash flow return on investment;

(xxi) improvement in or attainment of expense levels or working capital levels;

(xxii) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) margins, operating margins, gross margins or cash margins;

(xxiii) year-end cash;

(xxiv) debt reduction;

(xxv) stockholder equity;

(xxvi) research and development achievements;

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(xxvii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

(xxviii) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents);

(xxix) passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s);

(xxx) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));

(xxxi) supply chain achievements;

(xxxii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

(xxxiii) financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

(xxxiv) factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions;

(xxxv) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel; and

(xxxvi) any other performance goal selected by the Committee.

(b) Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(c) The Committee may provide for the exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including, but not limited to (i) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles; (iv) asset write-downs; (v) litigation or claim judgments or settlements; (vi) acquisitions or divestitures, (vii) reorganization or change in the corporate structure or capital structure of the Company; (viii) foreign exchange gains and losses; (ix) a change in the fiscal year of the Company; (x) the refinancing or repurchase of bank loans or debt securities; (xi) unbudgeted capital expenditures; (xii) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (xiii) conversion of some or all of convertible securities to common stock; (xiv) any business interruption event; (xv) the effect of changes in other laws or regulatory rules affecting reported results; or (xvi) such other events as the Committee shall deem appropriate, if such adjustment is approved in connection with the establishment of the applicable performance goal.

10.2. Adjustments. The Committee may, in its discretion, reduce the amount otherwise payable in connection with a Performance Award.

10.3. Limitations on Grants to Individual Participants.    The maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are denominated and settled in cash is, together with the dollar value earned by such Participant pursuant to an award under the Executive Officer Annual Incentive Plan with respect to the same 12-month performance period, $15,000,000. If an Award subject to this Section 10.3 is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation set forth in this Section 10.3.

11. GENERALLY APPLICABLE PROVISIONS

11.1. Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable tax or regulatory requirement or other applicable law, including the rules and regulations of the principal securities market on which the Shares are traded. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant under any

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Award previously granted without such Participant’s consent, except (x) to the extent necessary to conform the provisions of the Award with Section 409A of the Code or any other provision of the Code or other applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 12.5.

11.2 No Repricing. Other than pursuant to Section 3.1(e) and other than in connection with the grant of a Substitute Award, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise or grant price per Share of an Award after it is granted, (b) cancel an outstanding Award in exchange for a new Award with an exercise or grant price that is lower than the exercise or grant price of the cancelled Award, (c) cancel an Award when the exercise or grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award and (d) take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

11.3. Transferability of Awards.    Except as provided below, with respect to any Award or any Shares as to which any applicable restriction, performance or deferral period has not lapsed, such Award or Shares, as applicable, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee and, in the case of an Incentive Stock Option, subject to the limitations under Section 422 of the Code, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”), without consideration, to (a) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a); or (c) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.3.

11.4. Termination of Employment or Services.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or become vested and/or earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company and its Subsidiaries (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The Committee shall also determine and set forth in each Award Agreement the effect, if any, on an Award of the occurrence of a Change in Control. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.5. Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award other than an Option or Stock Appreciation Right may be deferred; provided that such procedures shall be established in accordance with the provisions of Section 409A of the Code. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Notwithstanding anything in the Plan to the contrary, any such amounts and Dividend Equivalents shall be subject to the same vesting or performance conditions and risk of forfeiture as the underlying Award and shall not be paid/settled unless and until the underlying Award vests. In addition, the Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

11.6 Additional Restrictions. The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.

12. MISCELLANEOUS

12.1. Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic record-keeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the

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Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.2. Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. Subject to applicable law, the Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost to the Company) otherwise deliverable in connection with the Award.

12.3. Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim or right to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants or Participants under the Plan.

12.4. Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5. Cancellation of Award; Forfeiture of Gain; Recoupment.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled, forfeited or recouped upon the occurrence of certain specified events, which may include a termination of employment or services, violation of material policies, breach of requirements to comply with minimum share ownership requirements, or violation of a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engaging in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the applicable Award Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any income or gain realized on the grant, vesting or exercise of the Award, as applicable, and must repay such income or gain to the Company. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts (or has adopted, including the Company’s executive incentive compensation recovery policy, as amended from time to time), including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

12.6. Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.7. Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board.

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12.8. Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

12.9. Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.10. Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.11. Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.12. Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

12.13. Effective Date and Approval Date.    The Plan shall become effective upon the date of approval of the Plan by the Compensation Committee of the Board (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law, such stockholder approval to be obtained not later than one year after the Effective Date (the date of such approval being referred to as the “Approval Date”). Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval, and in the absence of such approval, such Awards shall be null and void. Subject to the approval by the Company’s stockholders of the Plan, no further awards shall be granted under the Verisk Analytics, Inc. 2013 Equity Incentive Plan as of the Approval Date.

12.14. Term of the Plan.    Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Approval Date, unless the Board adopts a resolution terminating the Plan or the maximum number of Shares available for issuance under the Plan has been issued prior to such tenth anniversary, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.15. Foreign Participants.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants, as applicable, providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

12.16. Compliance with Section 409A of the Code.    The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance

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with regulations and other guidance issued under Section 409A of the Code. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments. If an Award includes Dividend Equivalents, a Participant’s right to such Dividend Equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding any of the foregoing provisions, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

12.17 Registration of Shares. Notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, each Award shall be subject to the requirement, if at any time the Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under the Plan, or of the Shares, other securities or property or other forms of payment issuable pursuant to any Award under the Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, no Shares, other securities or property or other forms of payment shall be issued under the Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Shares are listed. If the Committee determines that the exercise of any Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Shares are listed, the Participant holding such Option or Stock Appreciation Right shall have no right to exercise such Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule.

12.18 Delivery of Shares. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

12.19. Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Verisk 2021 Proxy Statement  |  67

VeriskTM
SERVE I ADD I VALUE I INNOVATE
Verisk Analytics, Inc.
545 Washington Boulevard Jersey City, NJ 07310-1686
201-469-3000 www.verisk.com

VERISK ANALYTICS, INC. 545 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VRSK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D44857-P51412 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERISK ANALYTICS, INC. The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Samuel G. Liss 1b. Bruce E. Hansen 1c. Therese M. Vaughan 1d. Kathleen A. Hogenson	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐
The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve executive compensation on an advisory, non-binding basis.	☐	☐	☐
3. To approve the 2021 Equity Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the 2021 fiscal year.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THE PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instruction on the reverse side. There is NO CHARGE to you for this call.

or

2.	Vote by Internet at our Internet Address: www.proxyvote.com.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D44858-P51412

VERISK ANALYTICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 19, 2021

The undersigned hereby appoints Scott G. Stephenson and Thomas C. Wong, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Verisk Analytics, Inc. held of record by the undersigned as of March 22, 2021, at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time in a virtual format at www.virtualshareholdermeeting.com/VRSK2021 on May 19, 2021 or any adjournment thereof.

This instruction and proxy card is also solicited by the Board of Directors of Verisk Analytics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders on May 19, 2021 at 8:00 a.m., Eastern Time from persons who participate in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).

By signing this instruction and proxy card, the undersigned ESOP Participant hereby instructs GreatBanc Trust Company, Trustee for the ESOP, to exercise the voting rights relating to any shares of Common Stock of Verisk Analytics, Inc. allocable to his or her account(s) as of March 22, 2021. For the ESOP, the Trustee will vote shares that are not allocated to ESOP participant’s accounts, or for which no instruction has been received, in its discretion, in the best interest of ESOP participants.

For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 18, 2021. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on May 18, 2021.

Continued and to be signed on reverse side